                                                                     EXHIBIT 4.1
================================================================================


                             EAST COAST POWER L.L.C.


                                     Issuer


                                       and


                              The Bank of New York

                                     Trustee

                              --------------------

                                    INDENTURE

                           Dated as of April 20, 1999

                              ---------------------


                $296,000,000 6.737% Senior Secured Notes Due 2008
                $236,000,000 7.066% Senior Secured Notes Due 2012
                $318,000,000 7.536% Senior Secured Notes Due 2017


================================================================================

                             EAST COAST POWER L.L.C.


               RECONCILIATION AND TIE BETWEEN TRUST INDENTURE ACT
                OF 1939 AND INDENTURE, DATED AS OF APRIL 20, 1999


TRUST INDENTURE
  ACT SECTION                                                INDENTURE SECTION

Section 310(a)(1)       ...................................  608
           (a)(2)       ...................................  608
           (b)          ...................................  609
Section 312(a)          ...................................  701
           (b)          ...................................  701
           (c)          ...................................  702
Section 313(a)          ...................................  702
           (c)          ...................................  702
Section 314(a)          ...................................  703
           (a)(4)       ...................................  1008(a)
           (b)          ...................................  1302
           (c)(1)       ...................................  103
           (c)(2)       ...................................  103
           (e)          ...................................  103
Section 315(a)          ...................................  601
           (b)          ...................................  602
           (c)          ...................................  601
           (d)          ...................................  601
Section 316(a)(last
           sentence)    ...................................  101 ("Outstanding")
           (a)(1)(A)    ...................................  502, 512
           (a)(1)(B)    ...................................  513
           (b)          ...................................  508
           (c)          ...................................  105(d)
Section 317(a)(1)       ...................................  503
           (a)(2)       ...................................  504
           (b)          ...................................  1004
Section 318(a)          ...................................  111
           (c)          ...................................  114

--------------------
Note: This reconciliation and tie shall not, for any purpose, be deemed part of the Indenture.

                                TABLE OF CONTENTS

                                                                                                               PAGE

                                   ARTICLE ONE

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

SECTION 101.  Definitions.........................................................................................2
SECTION 102.  Incorporation by Reference of Trust Indenture Act..................................................21
SECTION 103.  Compliance Certificates and Opinions...............................................................22
SECTION 104.  Form of Documents Delivered to Trustee.............................................................23
SECTION 105.  Acts of Holders....................................................................................23
SECTION 106.  Notices, etc., to Trustee and Company..............................................................24
SECTION 107.  Notice to Holders; Waiver..........................................................................25
SECTION 108.  Effect of Headings and Table of Contents...........................................................25
SECTION 109.  Successors and Assigns.............................................................................26
SECTION 110.  Separability Clause................................................................................26
SECTION 111.  Benefits of Indenture..............................................................................26
SECTION 112.  Governing Law......................................................................................26
SECTION 113.  Legal Holidays.....................................................................................26
SECTION 114.  Conflict of Any Provision of Indenture with Trust Indenture Act....................................26
SECTION 115.  No Adverse Interpretation of Other Agreements......................................................27
SECTION 116.  Counterparts.......................................................................................27

                                   ARTICLE TWO

                                   NOTE FORMS

SECTION 201.  Forms Generally....................................................................................27
SECTION 202.  Restrictive Legends................................................................................29

                                  ARTICLE THREE

                                    THE NOTES

SECTION 301.  Title and Terms....................................................................................31
SECTION 302.  Denominations......................................................................................31
SECTION 303.  Execution, Authentication, Delivery and Dating.....................................................32
SECTION 304.  Temporary Notes....................................................................................33
SECTION 305.  Registration, Registration of Transfer and Exchange................................................34
SECTION 306.  Book-Entry Provisions for Global Notes.............................................................35
SECTION 307.  Special Transfer Provisions........................................................................36

                                                                                                               PAGE
SECTION 308.  Mutilated, Destroyed, Lost and Stolen Notes........................................................40
SECTION 309.  Payment of Interest; Interest Rights Preserved.....................................................40
SECTION 310.  Persons Deemed Owners..............................................................................42
SECTION 311.  Cancellation.......................................................................................42
SECTION 312.  Issuance of Additional Notes.......................................................................42
SECTION 313.  Computation of Interest............................................................................43
SECTION 314.  CUSIP and CINS Numbers.............................................................................43

                                  ARTICLE FOUR

                           SATISFACTION AND DISCHARGE

SECTION 401.  Satisfaction and Discharge of Indenture............................................................43
SECTION 402.  Application of Trust Money.........................................................................44

                                  ARTICLE FIVE

                                    REMEDIES

SECTION 501.  Events of Default..................................................................................44
SECTION 502.  Acceleration of Maturity; Rescission and Annulment.................................................46
SECTION 503.  Collection of Indebtedness and Suits for Enforcement by Trustee....................................47
SECTION 504.  Trustee May File Proofs of Claim...................................................................48
SECTION 505.  Trustee May Enforce Claims Without Possession of Notes.............................................49
SECTION 506.  Application of Money Collected.....................................................................49
SECTION 507.  Limitation on Suits................................................................................50
SECTION 508.  Unconditional Right of Holders to Receive Principal, Premium
                           and Interest..........................................................................50
SECTION 509.  Restoration of Rights and Remedies.................................................................51
SECTION 510.  Rights and Remedies Cumulative.....................................................................51
SECTION 511.  Delay or Omission Not Waiver.......................................................................51
SECTION 512.  Control by Holders.................................................................................51
SECTION 513.  Waiver of Past Defaults............................................................................52
SECTION 514.  Waiver of Stay or Extension Laws...................................................................52
SECTION 515.  Undertaking for Costs..............................................................................52

                                                                                                               PAGE
                                   ARTICLE SIX

                                   THE TRUSTEE
SECTION 601.  Duties of Trustee..................................................................................53
SECTION 602.  Notice of Defaults.................................................................................54
SECTION 603.  Certain Rights of Trustee..........................................................................54
SECTION 604.  Trustee Not Responsible for Recitals or Issuance of Notes..........................................56
SECTION 605.  May Hold Notes.....................................................................................56
SECTION 606.  Money Held in Trust................................................................................56
SECTION 607.  Compensation and Reimbursement.....................................................................57
SECTION 608.  Corporate Trustee Required; Eligibility............................................................58
SECTION 609.  Resignation and Removal; Appointment of Successor..................................................58
SECTION 610.  Acceptance of Appointment by Successor.............................................................60
SECTION 611.  Merger, Conversion, Consolidation or Succession to Business........................................60
SECTION 612.  No Liability for Clean-up of Hazardous Materials...................................................61

                                  ARTICLE SEVEN

                      HOLDERS LISTS AND REPORTS BY TRUSTEE

SECTION 701.  Disclosure of Names and Addresses of Holders.......................................................61
SECTION 702.  Reports by Trustee.................................................................................61

                                  ARTICLE EIGHT

                       CONSOLIDATION, MERGER, CONVEYANCE,
                                TRANSFER OR LEASE

SECTION 801.  Company May Consolidate, etc., Only on Certain Terms...............................................62
SECTION 802.  Successor Substituted..............................................................................63

                                  ARTICLE NINE

                          SUPPLEMENTS AND AMENDMENTS TO
                        INDENTURE AND SECURITY DOCUMENTS

SECTION 901.  Without Consent of Holders.........................................................................63
SECTION 902.  With Consent of Holders............................................................................64
SECTION 903.  Execution of Supplemental Indentures...............................................................65

                                                                                                               PAGE
SECTION 904.  Effect of Supplemental Indentures and Amendments...................................................66
SECTION 905.  Conformity with Trust Indenture Act................................................................66
SECTION 906.  Reference in Notes to Supplemental Indentures......................................................66
SECTION 907.  Notice of Supplemental Indentures..................................................................66

                                   ARTICLE TEN

                                    COVENANTS

SECTION 1001.  Payment of Principal, Premium, If Any, and Interest...............................................66
SECTION 1002.  Maintenance of Office or Agency...................................................................67
SECTION 1003.  Money for Note Payments to Be Held in Trust.......................................................67
SECTION 1004.  Existence.........................................................................................69
SECTION 1005.  Payment of Taxes and Other Claims.................................................................69
SECTION 1006.  Operation and Maintenance; Maintenance of Properties..............................................70
SECTION 1007.  Insurance.........................................................................................70
SECTION 1008.  Statement by Officers as to Default and Debt Service Reserve
                           Account...............................................................................70
SECTION 1009.  Reports...........................................................................................70
SECTION 1010.  Limitation on Indebtedness of the Company.........................................................71
SECTION 1011.  Limitation on Indebtedness of the Company's Subsidiaries..........................................72
SECTION 1012.  Limitation on Restricted Payments.................................................................72
SECTION 1013.  Limitation on Transactions with Affiliates........................................................73
SECTION 1014.  Limitation on Liens...............................................................................73
SECTION 1015.  Purchase of Notes upon a Change of Control........................................................74
SECTION 1016.  Limitation on Certain Asset Sales.................................................................76
SECTION 1017.  Waiver of Certain Covenants.......................................................................76
SECTION 1018.  Maintenance of QF Status..........................................................................77
SECTION 1019.  Project Documents.................................................................................77
SECTION 1020.  Nature of the Business............................................................................78
SECTION 1021.  Government Approvals; Compliance with Laws........................................................78

                                 ARTICLE ELEVEN

                               REDEMPTION OF NOTES

SECTION 1101.  Optional Redemption...............................................................................78
SECTION 1102.  Mandatory Redemption at Par.......................................................................78
SECTION 1103.  Applicability of Article..........................................................................79
SECTION 1104.  Election to Redeem; Notice to Trustee.............................................................79

                                                                                                               PAGE
SECTION 1105.  Selection by Trustee of Notes to Be Redeemed......................................................80
SECTION 1106.  Notice of Redemption..............................................................................80
SECTION 1107.  Deposit of Redemption Price.......................................................................81
SECTION 1108.  Notes Payable on Redemption Date..................................................................81
SECTION 1109.  Notes Redeemed in Part............................................................................82

                                 ARTICLE TWELVE

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 1201.  Company Option to Effect Legal Defeasance or
                           Covenant Defeasance...................................................................82
SECTION 1202.  Legal Defeasance and Discharge....................................................................82
SECTION 1203.  Covenant Defeasance...............................................................................83
SECTION 1204.  Conditions to Legal Defeasance or Covenant Defeasance.............................................83
SECTION 1205.  Deposited Money and U.S. Government Obligations to Be
                           Held in Trust; Other Miscellaneous Provisions.........................................84
SECTION 1206.  Reinstatement.....................................................................................85

                                ARTICLE THIRTEEN

                                    SECURITY

SECTION 1301.  Collateral........................................................................................85
SECTION 1302.  Recording, Etc....................................................................................86
SECTION 1303.  Debt Service Reserve Account......................................................................86
SECTION 1304.  Investment of Funds in Debt Service Reserve Account...............................................87

                                    EXHIBITS

Exhibit A         -        Form of Note.........................................................................A-1

Exhibit B         -        Form of Certificate to Be Delivered upon
                           Termination of Restricted Period.....................................................B-1

Exhibit C         -        Form of Certificate to Be Delivered in Connection with Transfers to Non-QIB Institutional Accredited Investors .......................................C-1

Exhibit D         -        Form of Certificate to Be Delivered in Connection with Transfers
                           Pursuant to Regulation S.............................................................D-1

Exhibit E         -        Form of Undertaking..................................................................E-1

                                                                     EXHIBIT 4.1


                  INDENTURE, dated as of April 20, 1999, among East Coast Power L.L.C., a Delaware limited liability company (the "Company"), and The Bank of New York, a New York banking corporation, as trustee (the "Trustee").


                             RECITALS OF THE COMPANY

                  The Company has duly authorized the creation of and issue of 6.737% Senior Secured Notes Due 2008 (the "2008 Notes"), 7.066% Senior Secured Notes Due 2012 (the "2012 Notes") and 7.536% Senior Secured Notes Due 2017 (the "2017 Notes" and, together with the 2008 Notes and the 2012 Notes, the "Initial Notes") and 6.737% Series B Senior Secured Notes Due 2008 (the "Series B 2008 Notes") 7.066% Series B Senior Secured Notes Due 2012 (the "Series B 2012 Notes") and 7.536% Series B Senior Secured Notes Due 2017 (the "Series B 2017 Notes") (collectively, the "Exchange Notes" and, together with the Initial Notes and any Additional Notes (as defined below), the "Notes") of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture. In addition, the Company has duly authorized the creation and issue of additional series of senior notes, subject to compliance with the covenants contained in Article Ten hereof.

                  All things necessary have been done to make the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company and to make this Indenture a valid agreement of the Company, each in accordance with their respective terms.

                   NOW, THEREFORE, THIS INDENTURE WITNESSETH:

                  For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

                                   ARTICLE ONE

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

                  SECTION 101.  Definitions.

                  For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                  (a) the terms defined in this Article One have the meanings assigned to them in this Article One and include the plural as well as the singular;

                  (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein, and the terms "cash transaction" and "self-liquidating paper", as used in TIA Section 311, shall have the meanings assigned to them in the rules of the Commission adopted under the Trust Indenture Act;

                  (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

                  (d) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

                  (e) the word "or" is not exclusive; and

                  (f) provisions of this Indenture apply to successive events and transactions.

                  "Act", when used with respect to any Holder, has the meaning specified in Section 105.

                  "Account Collateral Securities Intermediary" has the meaning set forth in the Common Security Agreement.

                  "Additional Notes" has the meaning specified in Section 312.

                  "Acceptable Credit Provider" means a bank or trust company authorized to engage in the banking business having a combined capital and surplus of at least $500,000,000 or the equivalent thereof whose long-term unsecured debt is rated "A-" or higher by S&P or "A3" or higher by Moody's or, if both of such rating agencies are no longer in business or no longer rating unsecured debt of banks or trust companies, a comparable rating of another internationally recognized rating agency selected by the Company and reasonably acceptable to the Trustee.

                  "Affiliate" means, as to any Person, any Subsidiary of such Person and any other Person which, directly or indirectly, controls or is controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any Person, means the possession of the power to direct or cause the direction of management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. Notwithstanding the foregoing, no individual shall be an Affiliate of any Person solely by reason of his or her being a director, manager, officer or employee of such Person.

                  "Authenticating Agent" means the Trustee or any Person authorized by the Trustee to act on behalf of the Trustee to authenticate Notes.

                  "Available Amount" means, at any time, (a) with respect to any item of Debt Service Credit Support consisting of an undertaking of Enron (or its successor) in substantially the form of Exhibit E hereto, the "Maximum Amount" under such undertaking at such time, and (b) with respect to any item of Debt Service Credit Support consisting of a letter of credit from an Acceptable Credit Provider, the maximum amount available to be drawn under such letter of credit at such time.

                  "Base Case Financial Model" means the model so titled in the Independent Engineer's report attached to the Offering Memorandum as Appendix A, as amended, from time to time and certified by the Independent Engineer for purposes of calculating the Forward Debt Service Coverage Ratio.

                  "Bayonne Facility" means the 176 MW base load, gas-fired, combined-cycle cogeneration facility located inside the IMTT facility in Bayonne, New Jersey.

                  "Bayonne GP" means JEDI Bayonne GP, L.L.C., a Delaware limited liability company and wholly owned Subsidiary of the Company.

                  "Bayonne Venture" means Cogen Technologies NJ Venture, a New Jersey general partnership that owns and operates the Bayonne Facility.

                  "Bridge Loan" means the $831,000,000 loan from NationsBank, N.A. and certain others to the Company pursuant to the $831,000,000 Credit Agreement dated as of February 4, 1999 in connection with the acquisition of the Facilities.

                  "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banks or trust companies in the Borough of Manhattan, The City of New York, or in any other city where the Corporate Trust Office of the Trustee may be located, are obligated or authorized by law or executive order to close.

                  "CalPERS" means the California Public Employees' Retirement System, a unit of the State and Consumer Services Agency of the State of California.

                  "CalPERS Security Agreement" means the security agreement dated the Issue Date between CalPERS and the Trustee.

                  "Camden Venture" means Camden Cogen L.P., a Delaware limited partnership, that owns the Camden Facility.

                  "Camden Facility" means the 146 MW base load, gas-fired, combined-cycle cogeneration facility located in Camden, New Jersey.

                  "Camden GP" means Cogen Technologies Camden GP Limited Partnership, a Delaware limited partnership, that is the managing general partner of Camden Venture.

                  "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

                  "Cashflow" means during any period the sum of: (i) all amounts received by the Company pursuant to distributions from the Operating Partnerships (other than damages or penalties received by the Company pursuant to the Project Documents); (ii) all proceeds received by the Company from business interruption insurance; (iii) all interest income or hedging receipts (net of costs) received by the Company; (iv) all other amounts received by the Company in respect of the Facilities and Operating Partnerships; and (v) any amounts released to the Company after the Issue Date from the expense account established in connection with the Bridge Loan.

                  "Cedel" means Cedel Bank, societe anonyme.

                  "Change of Control" means a combination of (i) Enron and (ii) CalPERS and/or other third party institutional investors ceases to be the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of at least a majority of the voting power of all classes of Voting Stock of the Company; provided, however, that a Change of Control shall not be deemed to occur if (A) the holders of 66 2/3% of the aggregate principal amount of the outstanding Notes consent to the transaction that results in such combination of (i) Enron and

(ii) CalPERS and/or other third party institutional investors ceasing to be the beneficial owner of at least a majority of voting power of all classes of Voting Stock of the Company or (B) after giving effect to the transaction that results in such combination of (i) Enron and (ii) CalPERS and/or other third party institutional investors ceasing to be the beneficial owner of at least a majority of the voting power of all classes of Voting Stock of the Company, the then current rating of the Notes is at least as high as the rating of the Notes on the Issue Date, and the Rating Agencies confirm that a Rating Downgrade will not result.

                  "Change of Control Offer" has the meaning specified in Section 1015.

                  "CINS" means the CUSIP International Numbering System.

                  "Collateral" has the meaning set forth in Section 1301.

                  "Collateral Investments" has the meaning set forth in Section 1304.

                  "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

                  "Common Security Agreement" means the common security agreement dated the Issue Date among the Company, certain of its Subsidiaries and the Trustee.

                  "Company" means the Person named as the "Company" in the first paragraph of this Indenture, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

                  "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Managing Member, or any Chairman, President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary and delivered to the Trustee.

                  "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a constant maturity corresponding to the remaining term of the series of the Notes (calculated to the nearest 1/12th of a year) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes to be redeemed.

                  "Comparable Treasury Price" means (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations for such Redemption Date, or (B) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

                  "Corporate Trust Office" means the principal corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at 101 Barclay Street, Floor 21 West, New York, NY 10286, attention: Corporate Trust Trustee Administration, except that with respect to presentation of Notes for payment or for registration of transfer or exchange, such term shall mean the office or agency of the Trustee at which, at any particular time, its corporate trust and agency business shall be conducted.

                  "corporation" includes corporations, associations, companies and business trusts.

                  "Covenant Defeasance" has the meaning set forth in Section
1203.

                  "CUSIP" means the Committee on Uniform Securities Identification Procedures.

                  "Debt Service Coverage Ratio" means for any period, without duplication, a ratio the numerator of which is Net Cashflow for that period, and the denominator of which is principal, interest and commitment fees, underwriting fees and other similar fees owed by the Company due for such period on the Notes and other Indebtedness which ranks pari passu with the Notes (without giving effect to any amounts paid from the expense account established in connection with the Bridge Loan). For purposes of calculating the Debt Service Coverage Ratio for the first four quarters ending after the Issue Date in connection with Section 1012, historical numbers shall be used for completed quarters (the first quarter being deemed to be the period from February 4, 1999 to June 30, 1999) and projected numbers (as provided in or based upon the Independent Engineer's Report attached as Appendix A to the Offering Memorandum) shall be used or relied upon for the remaining quarters.

                  "Debt Service Credit Support" means (i) an undertaking to advance money to the Trustee for the benefit of the Holders from (A) Enron, if and so long as Enron's senior long-term unsecured debt has an Investment Grade Rating or (B) any successor to Enron resulting from a Change of Control, merger, consolidation or similar transaction resulting in a change in the beneficial ownership of the Company, if and so long as such Person's senior long-term unsecured debt has an Investment Grade Rating, or (ii) a letter or letters of credit from an Acceptable Credit Provider.

                  "Debt Service Deficiency" has the meaning set forth in Section 1303.

                  "Debt Service Reserve Account" has the meaning set forth in
Section 1303.

                  "Debt Service Reserve Requirement" means, as of any date, an amount in U.S. Dollars equal to the aggregate principal and interest payments on the Notes scheduled to be paid on the two Payment Dates immediately following such date.

                  "Default" means an event or condition that, with giving of notice or lapse of time or both, would become an Event of Default.

                  "Defaulted Payments" has the meaning specified in Section 309.

                  "Dollar Permitted Investments" means any of the following investments, to the extent not having a maturity of greater than 180 days from the date of acquisition thereof: (a) readily marketable direct obligations of, or obligations of any other Person the principal and interest of which are unconditionally guaranteed or insured by, the United States of America or an instrumentality or agency thereof; (b) interest bearing deposit accounts (which may be represented by short-term certificates of deposit, time deposits, open account agreements or other short-term deposit instruments) in national or state banks having (i) a combined capital and surplus of not less than $500 million
(ii) whose deposits are insured by the Federal Deposit Insurance Corporation, and (iii) whose senior unsecured debt is rated "A2" or better (or the equivalent thereof) by Moody's or "A" or better (or the equivalent thereof) by S&P; (c) prime dollar-denominated commercial paper of a foreign or domestic issuer rated "P-2" or better (or the equivalent thereof) by Moody's or "A-2" or better (or the equivalent thereof) by S&P; (d) dollar denominated certificates of deposit of a foreign or domestic bank with a rating of "A-2" or better (or the equivalent thereof) by Moody's or "A" or better (or the equivalent thereof) by S&P; (e) dollar-denominated bankers' acceptances issued by foreign or domestic banks with a rating of "A-2" or better (or the equivalent thereof) by Moody's or "A" or better (or the equivalent thereof) by S&P; (f) money market or mutual funds sponsored by any securities broker-dealer of recognized national standing having an investment policy that requires substantially all of the invested assets of such fund to be invested in investment described in any one or more of the foregoing clauses (including those for which the Trustee or an affiliate of the Trustee is investment manager or advisor, administrator, shareholder servicing agent, custodian or subcustodian, notwithstanding that (A) the Trustee or an affiliate of the Trustee charges and collects fees and expenses from such funds for services rendered (provided that such charges, fees and expenses are on terms consistent with terms negotiated at arm's length) and (B) the Trustee charges and collects fees and expenses for services rendered, pursuant to this Indenture).

                  "DTC" means The Depository Trust Company, its nominees and successors.

                  "DTC Participants" or "Participants" has the meaning set forth in Section 306.

                  "ECP Holding Company" means East Coast Power Holding Company L.L.C., a Delaware limited liability company.

                  "ECP Holding Company Security Agreement" means the security agreement dated the Issue Date between ECP Holding Company and the Trustee.

                  "ECT Merchant" means ECT Merchant Investments Corp., a Delaware corporation.

                  "ECT Merchant Security Agreement" means the security agreement dated the Issue Date between ECT Merchant and the Trustee.

                  "Enron" means Enron Corp., an Oregon corporation.

                  "Equity Interests" means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

                  "Euroclear" means the accounts of purchasers at the Euroclear System.

                  "Event of Default" has the meaning specified in Section 501.

                  "Event of Loss" means any compulsory transfer or taking, or taking or transfer under threat of compulsory transfer or taking, of all or substantially all of any Facility by any Governmental Authority, or any event which causes all or substantially all of any Facility to be damaged, destroyed or rendered unfit for normal use for any reason whatsoever.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Exchange Notes" has the meaning stated in the first recital of this Indenture and refers to any Exchange Notes containing terms substantially identical to the Initial Notes (except that such Exchange Notes shall not contain terms with respect to the interest rate step-up provision and transfer restrictions) that are issued and exchanged for the Initial Notes pursuant to the Registration Rights Agreement and this Indenture.

                  "Exchange Offer" means the exchange offer that may be effected pursuant to the Registration Rights Agreement.

                  "Exchange Offer Registration Statement" means the exchange offer registration statement as defined in the Registration Rights Agreement.

                  "Excluded Dispositions" means sales, transfers, assignments and other dispositions as follows: (i) assets that in a single transaction or a series of related transactions do not have a fair market value in excess of $10 million in any calendar year; (ii) assets resulting from, included in, covered by, or related to, an Event of Loss or a Power Contract Buyout; (iii) any sale, exchange of assets or lease by the Company or any of its Subsidiaries (as lessor) made in the ordinary course of business (excluding any forward sale, sale of receivables or similar transactions); (iv) an issuance or sale of equity interests by a Subsidiary of the Company to the Company or to another Subsidiary of the Company; (v) a sale, transfer, assignment or other disposition by the Company or a Subsidiary of the Company to the Company or another Subsidiary of the Company; (vi) a dividend or other distribution permitted under Article 10;
(vii) the sale, exchange, lease by the Company or any of its Subsidiaries (as lessor) or other disposition of obsolete assets not integral to any Line of Business; (viii) the abandonment or relinquishment of assets in the ordinary course of business; and (ix) creation of liens, grants of security interests or pledges or assignments to secure Indebtedness that are not prohibited under
Section 1014.

                  "Facility" means any of the Bayonne Facility, the Camden Facility and the Linden Facility and any Facility Expansion, as the context may require.

                  "Facility Expansion" means (i) an expansion in the electric power generating capacity of up to 300 MW at or adjacent to the Linden Facility,
(ii) an expansion in the electric power generating capacity of up to 500 MW at or adjacent to the Bayonne Facility and (iii) the expansion of transmission, infrastructure, or fuel storage or transportation facilities at any Facility, together with related power supply, thermal energy and fuel contracts and ancillary facilities, services or goods.

                  "Facility Owner" means, collectively, the Company and each of its Subsidiaries, including the Operating Partnerships and the Managing General Partners.

                  "Forward Debt Service Coverage Ratio" means the projected Debt Service Coverage Ratio over the life of the Notes with the longest maturity using as the basis for the calculation of the Debt Service Coverage Ratio the amounts so shown on the Base Case Financial Model, as amended, from time for time and certified by the Independent Engineer.

                  "GAAP" means generally accepted accounting principles in the United States of America, including those set forth in (i) the opinions and pronouncements of the Accounting

Principles Board of the American Institute of Certified Public Accountants (the "AICPA"), (ii) statements and pronouncements of the Financial Accounting Standards Board of the AICPA, (iii) such other statements by such other entity as approved by a significant segment of the accounting profession and (iv) the rules and regulations of the Commission governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the Commission.

                  "Global Note Holder" has the meaning set forth in Section 306.

                  "Governmental Authority" means any United States federal, state, municipal, local, territorial or other governmental subdivision, department, commission, board, bureau, agency, regulatory authority, instrumentality or judicial or administrative body.

                  "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

                  "Holder" means the Person in whose name a Note is, at the time of determination, registered on the Security Registrar's books.

                  "incorporated provision" has the meaning set forth in Section 114.

                  "Indebtedness" with respect to any Person means, at any time, without duplication: (i) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock; (ii) its liabilities for the deferred purchase price of property acquired by such Person and all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property (excluding, in each of the foregoing cases, accounts payable and other current liabilities arising in the ordinary course of business); (iii) all liabilities appearing on its balance sheet in accordance with GAAP in respect of capital leases; (iv) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities); (v) all its reimbursement obligations in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money); and (vi) any guaranty of such Person with respect to liabilities of a type described in any of clauses (i) through (v) of this definition.

                  "Independent Engineer" means Burns and Roe Enterprises, Inc. or another widely recognized independent engineering firm, engineer and/or industry consultant who is widely recognized as an expert in electric power or thermal energy generation or cogeneration retained as independent engineer or consultant by the Company.

                  "Independent Investment Banker" means NationsBanc Montgomery Securities LLC or its successor or, if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company; provided that if neither such Person is appointed and willing to serve at least 15 Business Days prior to the Redemption Date, then by an independent investment banking institution of a national standing appointed by the Company. The Company shall notify the Trustee when it has appointed an independent investment banking institution of national standing, other than NationsBanc Montgomery Securities LLC.

                  "Indenture" means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

                  "Initial Notes" has the meaning set forth in the first recital of this Indenture.

                  "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement, in each case, entered into for non-speculative purposes.

                  "Investment Grade Rating" means, with respect to any Indebtedness, a rating of "BBB-" or higher by S&P or "Baa3" or higher by Moody's, or, if any of such rating agencies is no longer in business or no longer rating such entity's Indebtedness, a comparable rating of another internationally recognized rating agency selected by the Company and reasonably acceptable to the Trustee.

                  "Issue Date" means the date on which the Notes are originally issued under the Indenture.

                  "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon, or with respect to, any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired. A Person will be deemed to own subject to a Lien any property that such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

                  "Legal Defeasance" has the meaning set forth in Section 1202.

                  "Linden Facility" means the 715 MW dispatchable, gas-fired, combined-cycle cogeneration facility located inside the facility of the Bayway Refinery Company in Linden, New Jersey.

                  "Linden Ltd." means Cogen Technologies Linden, Ltd., a Texas limited partnership, that is the managing general partner of Linden Venture.

                  "Linden Venture" means Cogen Technologies Linden Venture, L.P., a Delaware limited partnership, that owns the Linden Facility.

                  "Line of Business" means, with respect to the Company and its Subsidiaries, the (i) the business of construction, development, acquisition, servicing, ownership, improvement, operation and management of the Facilities,
(ii) the business of consulting, insurance or advisory activities related to any business referred to in this definition and (iii) any activity or business that is reasonably related thereto.

                  "Make Whole Premium" means, with respect to any series of Notes (or portion thereof) to be redeemed, an amount equal to the excess, if any, of:

                  (a) the sum of the present values, calculated as of the Redemption Date, of each remaining scheduled payment of principal and interest thereon (exclusive of interest accrued to such Redemption
         Date) discounted from the date such payment would have been payable, but for redemption, to such Redemption Date on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Rate plus 50 basis points with respect to the series of Notes being redeemed; over

                  (b) the Outstanding principal amount of the series of Notes (or portion thereof) being redeemed.

                  "Managing General Partners" means Linden Ltd., Camden GP and Bayonne GP.

                  "Managing Member" means, with respect to the Company, ECP Holding Company or any other Person designated by the member of the Company to be the Company's managing member.

                  "Mandatory Redemption Price" has the meaning set forth in
Section 1102.

                  "Material Adverse Effect" means a material adverse effect on
(i) the financial position or results of operation of the Company and its Subsidiaries, taken as a whole, (ii) the ability of the Company to perform its obligations under the Notes or (iii) the ability of a Facility

Owner to perform any obligation under a Project Document that is material to the Company and its Subsidiaries taken as a whole.

                  "Maturity", when used with respect to any Note, means the date on which the principal of such Note or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption or otherwise.

                  "Megawatt" or "MW" means one million watts. References to specific amounts of megawatts in the case of plant capacities are to the "name plate" capacities on the turbines in the plants.

                  "Member Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Managing Member and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                  "Moody's" means Moody's Investors Service, Inc. and its successors.

                  "Net Buyout Proceeds" means all cash proceeds and the fair market value of all non-cash proceeds received by the Company or any of its Subsidiaries (including the Operating Partnerships and the Managing General Partners) (without duplication) from a Power Contract Buyout, in each case, net of all expenses, costs and other amounts expended or incurred by or on behalf of the recipient or recipients (as applicable) of such cash proceeds in connection with the collection, enforcement, negotiation, settlement, proceedings, administration or other activity related to the receipt and final collection of such proceeds.

                  "Net Cashflow" during any period means the amount determined in accordance with the definition of Cashflow for that period minus the sum of
(i) all amounts paid by or on behalf of the Company in respect of administration and overhead other than any subordinated payments and (ii) all taxes paid by the Company (other than tax reimbursements paid by the Company), without duplication; provided, however, that net cashflow for the quarter ended June 30, 1999 will be deemed to also include all amounts received by the Company after February 4, 1999 through the Issue Date minus (i) interest paid on the Bridge Loan and (ii) all amounts paid by or on behalf of the Company in respect of administration and overhead between February 4, 1999 and the Issue Date.

                  "Net Loss Proceeds" means all cash proceeds of insurance received by the Company on account of an Event of Loss, all cash awards of compensation and the fair market value of all non-cash proceeds for the taking by condemnation, eminent domain or similar proceeding resulting from an Event of Loss, in each case, net of all expenses, costs and other amounts expended or incurred by or on behalf of the recipients of such cash proceeds, cash award or non-cash proceeds in connection with the collection, enforcement, negotiation, settlement, proceedings, administration or other activity related to the receipt and final collection of such proceeds; provided, however, in all cases, excluding the receipt of proceeds of business interruption insurance, environmental damage insurance (to the extent applied to the remediation or the reimbursement for the cost of remediation of the environmental damage giving rise to such insurance claim) or similar types of policies.

                  "Non-U.S. Person" means a Person that is not a "U.S. Person" as defined in Regulation S and certified to the Trustee and the Security Registrar by such Person.

                  "Notes" has the meaning stated in the first recital of this Indenture and more particularly means any Notes authenticated and delivered under this Indenture. For all purposes of this Indenture, the term "Notes" shall include any Additional Notes and any Exchange Notes to be issued and exchanged for any Notes pursuant to the Registration Rights Agreement and this Indenture and, for purposes of this Indenture, all Initial Notes, Additional Notes and Exchange Notes shall vote together as one series of Notes under this Indenture.

                  "Offering Memorandum"means the Final Offering Memorandum dated April 14, 1999, relating to the Notes.

                  "Officers' Certificate" means a certificate signed by an officer or manager, as the case may be, of the Company or any of its Subsidiaries, or any authorized partner or member of any of them, as the case may be.

                  "Operating Partnerships" or "Operating Partnership" means collectively or individually, as the case may be, Linden Venture, Camden Venture and Bayonne Venture.

                  "Operating Property" means (i) any interest in real property owned by the Company or its Subsidiaries and (ii) any asset owned by the Company or its Subsidiaries that is depreciable in accordance with GAAP, excluding, in either case, (y) any interest of the Company or its Subsidiaries as lessee under any lease which has been or would be capitalized on the books of the lessee in accordance with GAAP and (z) any interest, asset or property which has a fair market value at the time of determination of less than $5 million.

                  "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee; such counsel may be an employee of, or counsel to, the Company or any of its Subsidiaries or the Trustee or any of their Affiliates.

                  "Optional Redemption Price" has the meaning set forth in
Section 1101.

                  "Outstanding", when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

                  (a) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

                  (b) Notes, or portions thereof, for which payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

                  (c) Notes, except to the extent provided in Sections 1202 and 1203, with respect to which the Company has effected legal defeasance and/or covenant defeasance as provided in Article Twelve; and

                  (d) Notes which have been paid pursuant to Section 308 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to Section 303;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, consent, notice or waiver hereunder, and for the purpose of making the calculations required by TIA Section 313, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or any other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor.

                  "Paying Agent" means The Bank of New York, and any successor (including the Company acting as Paying Agent) authorized by the Company to pay the principal of (and premium, if any) or interest on any Notes on behalf of the Company.

                  "Payment Dates" means each March 31, June 30, September 30 and December 31, commencing June 30, 1999.

                  "Permanent Regulation S Global Note" has the meaning set forth in Section 201.

                  "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated organization or Governmental Authority.

                  "Physical Notes" have the meaning set forth in Section 201.

                  "Power Contract Buyout" means the termination of, or the negotiated reduction of capacity or electricity to be sold under, a Power Purchase Agreement other than pursuant to such agreement's terms and the payment by the purchaser made in connection therewith.

                  "Power Purchase Agreement" means any agreement for the sale of electrical generating capacity or electricity by a Facility other than any such agreement that has a term of one year or less or that may be canceled or terminated by either the power purchaser or seller thereunder on less than one year's notice without substantial economic detriment.

                  "Predecessor Note" of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 308 in exchange for a mutilated security or in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

                  "Preferred Stock" means, with respect to any Person, any and all shares, interests, partnership interests, participation, rights in or other equivalents (however designated) of such Person's preferred or preference stock, whether now outstanding or issued after the Issue Date, and including, without limitation, all classes and series of preferred or preference stock of such Person.

                  "Primary Treasury Dealer" means a primary U.S. Government securities dealer in New York City selected by the Company.

                  "Principal Operating Property" means any Operating Property that consists of any of the following: (i) a real estate site on which any Facility is located and (ii) any Facility or any turbine located at any Facility, excluding, however, from each of clauses (i) and (ii), any such assets or properties consisting of inventories, fuel, furniture, office fixtures and equipment (including computer and data processing equipment), vehicles and equipment used in, or useful with, vehicles.

                  "Private Placement Legend" has the meaning set forth in
Section 202.

                  "Project Documents" includes all Power Purchase Agreements, steam contracts, operating and maintenance agreements, administrative services contracts, construction contracts (other than purchase orders), transmission agreements, fuel supply contracts and partnership agreements that relate to a Facility, other than any such agreement that has a term of one year or less or that may be canceled or terminated by a party thereto on less than one year's notice without substantial economic detriment.

                  "Purchase Date" has the meaning set forth in Section 1015.

                  "PURPA" means the Public Utility Regulatory Policies Act of 1978, as amended, and the implementing regulations.

                  "QF" or "Qualifying Facility" means a "qualifying cogeneration facility" in accordance with PURPA.

                  "QIB" means a "Qualified Institutional Buyer" under Rule 144A.

                  "Rating" means (i) with respect to the Initial Notes and the Exchange Notes, the rating of the Initial Notes by the Rating Agencies on the Issue Date and (ii) with respect to the Additional Notes, the rating of the Additional Notes by the Rating Agencies on their date of issuance; provided that if any of the Rating Agencies that initially rated such Notes is no longer in business or no longer rating the Notes, a comparable rating of another internationally recognized rating institution selected in good faith by the Managing Member of the Company.

                  "Rating Agencies" means Moody's and S&P to the extent that at each relevant time of determination, each of them has an active and current rating in effect on the Notes, or any fewer than all of them to the extent that less than all of them have a current rating in effect on the Notes; provided that if none of them has a current rating on the Notes at any relevant time of determination, at least 2 other internationally recognized rating institutions selected in good faith by the Managing Member of the Company.

                  "Rating Downgrade" means a lowering by one or more of the Rating Agencies of the Ratings.

                  "Redemption Date", when used with respect to any Note to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

                  "Redemption Price" means the Optional Redemption Price or the Mandatory Redemption Price, as the case be.

                  "Reference Treasury Dealer" means (i) NationsBanc Montgomery Securities LLC or its successor; provided, however, that if it shall cease to be a Primary Treasury Dealer, the Company shall substitute therefore another Primary Treasury Dealer and (ii) any other Primary Treasury Dealer selected by the Company.

                  "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company and the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such Redemption Date.

                  "Register" has the meaning specified in Section 305.

                  "Registration Rights Agreement" means the registration rights agreement between the Company and the Initial Purchasers named therein, dated as of April 14, 1999 relating to the Notes.

                  "Registration Statement" means the registration statement as defined in the Registration Rights Agreement.

                  "Regular Record Date" for the interest payable on any Payment Date means the March 15, June 15, September 15 or December 15 (whether or not a Business Day), as the case may be, next preceding such Payment Date.

                  "Regulation S" means Regulation S under the Securities Act.

                  "Regulation S Global Note" has the meaning set forth in
Section 201.

                  "Regulation S Physical Note" has the meaning set forth in
Section 201.

                  "Remaining Net Loss Proceeds" means the Net Loss Proceeds with respect to one or more Events of Loss minus the aggregate amount of all of such proceeds used toward the restoration, repair, reconstruction or replacement of the affected Facility.

                  "Resale Restriction Termination Date" has the meaning set forth in Section 202.

                  "Responsible Officer" shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee as certified to the Company who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

                  "Rule 144A" means Rule 144A under the Securities Act.

                  "Rule 144A Global Note" has the meaning set forth in Section 201.

                  "S&P" means Standard & Poor's Rating Services and its successors.

                  "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations thereunder.

                  "Security Documents" means the ECT Merchant Security Agreement, the CalPERS Security Agreement, the ECP Holding Company Security Agreement and the Common Security Agreement.

                  "Security Registrar" has the meaning specified in Section 305 and any successor authorized by the Company to act as Security Registrar.

                  "Shelf Registration Statement" has the meaning set forth in the Registration Rights Agreement.

                  "Special Record Date" for the payment of any Defaulted Payment means a date fixed by the Trustee pursuant to Section 309.

                  "Stated Maturity" means, when used with respect to any Note or any installment of interest or principal on any series of Notes, the date on which such payment of principal or interest is due and payable and, when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness or any installment of interest thereon is due and payable, including pursuant to any mandatory redemption provision.

                  "Subordinated Indebtedness" means any Indebtedness of the Company (whether outstanding on the date hereof or thereafter incurred) which
(i) is subordinate or junior in right of payment to the Notes pursuant to a written agreement to that effect and (ii) is not subject to acceleration, so long as any Notes are Outstanding under this Indenture, unless the principal of the Notes has been accelerated under this Indenture.

                  "Subsidiary" means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person,
(ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

                  "Surviving Entity" has the meaning set forth in Section 801.

                  "Temporary Regulation S Global Note" has the meaning set forth in Section 201.

                  "Treasury Rate" means a rate of interest per annum equal to
(i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519) Selected Interest Rates" or any successor release which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if such maturity is not within three months before or after the Maturity Date, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest basis point) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the quarterly equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

                  For the purpose of calculating the Make Whole Premium, the applicable Treasury Rate will be determined as of the third Business Day preceding the applicable Redemption Date and the maturity of U.S. treasury securities will be rounded to the nearest month to determine those with maturities most closely corresponding to the Notes.

                  The applicable Treasury Rate is a yield based on the yields on U.S. treasury securities with comparable maturities and principal amounts to that of the Notes being redeemed. The applicable Treasury Rate will be calculated by taking the arithmetic mean of the yields on U.S. treasury securities published under the heading "Week Ending" under the caption "Treasury Constant Maturities" in statistical release H.15(519), published weekly by the Federal Reserve System, with maturities corresponding to the remaining life to maturity of the Notes. If statistical release H.15(519) or a successor publication of the Federal Reserve Board is not available, a reasonably comparable index will be designated for this calculation.

                  If statistical release H.15(519), or any successor or alternative index, does not have any U.S. treasury securities with maturities corresponding exactly to the Notes to be redeemed, the yields on the two U.S. treasury securities with maturities most closely corresponding to the remaining life to maturity of the Notes will be used. The applicable Treasury Rate will then be interpolated or extrapolated, on a straight line basis, based on the these two published yields.

                  "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939 as in force at the date as of which this Indenture was executed except as provided in Section 905.

                  "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

                  "U.S. Government Obligations" means (i) securities that are
(a) direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof; and (ii) depositary receipts issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation which is specified in clause (i) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal or interest on any U.S. Government Obligation which is so specified and held; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest of the U.S. Government Obligation evidenced by such depositary receipt.

                  "U.S. Physical Note" has the meaning set forth in Section 201.

                  "Voting Stock" means any class or classes of Capital Stock of a Person pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees, or to elect or designate those generally responsible for managing the business and affairs under ordinary circumstances, of any Person (irrespective of whether or not, at the time, securities of any other class or classes has, or might have, voting power by reason of the happening of any contingency).

                  SECTION 102. Incorporation by Reference of Trust Indenture
Act.

                  (a) This Indenture is expressly made subject to the Trust Indenture Act as if this Indenture were, on the date hereof, subject to the TIA under the provisions of such statute and such provisions are incorporated by reference in this Indenture.

                  (b) Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture. The following Trust Indenture Act terms used in this Indenture have the following meanings:

                  "indenture securities" means the Notes;

                  "indenture security holder" means a Holder;

                  "indenture to be qualified" means this Indenture;

                  "indenture trustee" or "institutional trustee" means the Trustee; and

                  "obligor" on the Indenture securities means the Company or any other obligor on the Notes.

                  All other Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, defined by reference in the Trust Indenture Act to another statute or defined by a rule of the Commission and not otherwise defined herein shall have the meanings assigned to them therein.

                  SECTION 103.  Compliance Certificates and Opinions.

                  Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

                  Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 1008(a)) shall include:

                  (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

                  SECTION 104.  Form of Documents Delivered to Trustee.

                  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

                  Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

                  Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

                  SECTION 105.  Acts of Holders.

                  (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in Person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are received in the manner set forth in Section 106 by a Responsible Officer of the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 105.

                  (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him/her the execution thereof. Where such execution is by a signer acting in a capacity other than his/her individual capacity, such certificate or affidavit shall also constitute sufficient proof of the signer's authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

                  (c) The principal amount and serial numbers of Notes held by any Person, and the date of holding the same, shall be proved by the Register.

                  (d) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Member Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Member Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

                  (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

                  SECTION 106.  Notices, etc., to Trustee and Company.

                  Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

                  (a) the Trustee by any Holder or the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office,
         Attention: Corporate Trust Trustee Administration; or

                  (b) the Company by the Trustee or any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at 711 Louisiana Street, Houston, Texas 77002, Attention: President or at any other address previously furnished in writing to the Trustee by the Company.

                  The Company, the Trustee or DTC by notice to the others may designate additional or different addresses for subsequent notices or communications.

                  SECTION 107.  Notice to Holders; Waiver.

                  Where this Indenture provides for notice of any event to Holders by the Company or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, or delivered by overnight courier or facsimile, to each such Holder affected by such event, at his or her address as it appears in the Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

                  In case by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice for every purpose hereunder.

                  SECTION 108.  Effect of Headings and Table of Contents.

                  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                  SECTION 109.  Successors and Assigns.

                  All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

                  SECTION 110.  Separability Clause.

                  In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  SECTION 111.  Benefits of Indenture.

                  Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Security Registrar and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

                  SECTION 112.  Governing Law.

                  This Indenture and the Notes shall be governed by, and construed in accordance with, the law of the State of New York.

                  SECTION 113.  Legal Holidays.

                  In any case where any Payment Date, Redemption Date, date established for payment of Defaulted Payment pursuant to Section 309, Stated Maturity, Maturity or Change in Control Purchase Date, with respect to any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal or premium, if any, or interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Payment Date, Redemption Date, date established for payment of Defaulted Payment pursuant to Section 309, Stated Maturity, Maturity or Change in Control Purchase Date; provided that no interest shall accrue for the period from and after such date to the next succeeding Business Day.

                  SECTION 114. Conflict of Any Provision of Indenture with Trust Indenture Act.

                  If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Trust Indenture Act Sections 310 to 318, inclusive, or conflicts with any provision (an "incorporated provision") required by or deemed to be included in this Indenture by operation of such Trust Indenture Act sections, such imposed duties or incorporated provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

                  SECTION 115.  No Adverse Interpretation of Other Agreements.

                  This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

                  SECTION 116.  Counterparts.

                  This Indenture may be signed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Indenture.


                                   ARTICLE TWO

                                   NOTE FORMS

                  SECTION 201.  Forms Generally.

                  The Notes and the Trustee's certificate of authentication shall be in substantially the form annexed hereto as Exhibit A. The Notes may have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have letters, notations or other marks of identification and such notations, legends or endorsements required by law, stock exchange agreements to which the Company is subject or usage. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note. The Company shall approve the form of the Notes and any notation, legend or endorsement on the Notes. Each Note shall be dated the date of its authentication.

                  The definitive Notes shall be printed, lithographed or engraved on steel-engraved borders or may be produced in any other manner permitted by the rules under any applicable securities laws or any securities exchange on which the Notes may be listed, all as determined by the officers of the Company executing such Notes, as evidenced by their execution of such Notes.

                  The terms and provisions contained in the form of the Notes annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, and the Holders and beneficial owners of the Notes by their acceptance of the Notes expressly agree to such terms and provisions and to be bound thereby.

                  Initial Notes offered and sold to QIBs in reliance on Rule 144A shall be issued initially in the form of one or more permanent global Notes in registered form, substantially in the form set forth in Exhibit A (each, a "Rule 144A Global Note"), deposited with, or on behalf of, DTC or with the Trustee, as custodian for DTC, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of each Rule 144A Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC or its nominee, as hereinafter provided.

                  Initial Notes offered and sold in offshore transactions in reliance on Regulation S shall be initially issued in the form of one or more temporary global Notes in registered form, substantially in the form set forth in Exhibit A (each, a "Temporary Regulation S Global Note"), deposited with, or on behalf of, DTC or with the Trustee, as custodian for DTC for the accounts of Euroclear and Cedel, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Each Temporary Regulation S Global Note will be exchangeable for one or more permanent global Notes (each, a "Permanent Regulation S Global Note"; and together with the Temporary Regulation S Global Notes, the "Regulation S Global Notes") after the 40th day following the Issue Date upon certification (substantially in the form of Exhibit B hereof) that the beneficial interests in such global Note are owned by either Non-U.S. persons or U.S. persons who purchased such interests pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. The aggregate principal amount of each Regulation S Global Note may from time to time be increased or decreased by adjustments made in the records of the Trustee, as custodian for DTC or its nominee, as herein provided.

                  Initial Notes offered and sold to "accredited investors" (as defined in Rule 501(a)(1), (2), (3) and (7) under the Securities Act) who are not QIBs (excluding Non-U.S. Persons) shall initially be issued in the form of permanent certificated Notes in registered form in substantially the form of Exhibit A hereto ("U.S. Physical Notes"). Notes issued pursuant to Section 306 in exchange for or upon transfer of interests in a Rule 144A Global Note or a Regulation S Global Note shall be in the form of U.S. Physical Notes and permanent certificated Notes in registered form substantially in the form set forth in Exhibit A (the "Regulation S Physical Note"), respectively.

                  The U.S. Physical Notes and the Regulation S Physical Notes are sometimes collectively herein referred to as the "Physical Notes". The Regulation S Global Notes and the Rule 144A Global Notes are sometimes collectively referred to as the "Global Notes."

                  SECTION 202.  Restrictive Legends.

                  Unless and until (i) an Initial Note is sold under an effective Registration Statement or (ii) an Initial Note is exchanged for an Exchange Note in connection with an effective Registration Statement, in each case pursuant to the Registration Rights Agreement, (A) each Rule 144A Global Note and each U.S. Physical Note shall bear the legend set forth below (the "Private Placement Legend") on the face thereof and (B) each Regulations S Global Note and each Regulation S Physical Note shall bear the legend set forth below on the face thereof until at least 41 days after the Issue Date and receipt by the Company and the Trustee of a certificate substantially in the form of Exhibit B hereto:

         THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE)(THE "RESALE RESTRICTION TERMINATION DATE"), ONLY: (A) TO THE COMPANY OR ANY SUBSIDIARY, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER", AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE NOTE FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION

         FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S RIGHT, PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSE (D) PRIOR TO THE END OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR PURSUANT TO CLAUSE (E) OR (F) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE, TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO THE COMPANY, AND (ii) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRANSFER AGENT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                  Each Global Note, whether or not an Initial Note, shall also bear the following legend on the face thereof:

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC OR SUCH OTHER REPRESENTATIVE OF DTC OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 306 AND 307 OF THE INDENTURE.

                                  ARTICLE THREE

                                    THE NOTES

                  SECTION 301.  Title and Terms.

                  The aggregate principal amount of Initial Notes which may be authenticated and delivered under this Indenture is unlimited.

                  The Initial Notes shall be known and designated as the "6.737% Senior Secured Notes Due 2008", the "7.066% Senior Secured Notes Due 2012" and the "7.536% Senior Secured Notes Due 2017" and the Exchange Notes shall be known and designated as the "6.737% Series B Senior Secured Notes Due 2008", "7.066% Series B Senior Secured Notes Due 2012" and "7.536% Series B Senior Secured Notes Due 2017", in each case, of the Company. The Stated Maturity of the 2008 Notes, the Series B 2008 Notes, the 2012 Notes, the Series B 2012 Notes, the 2017 Notes and the Series B 2017 Notes shall be March 31, 2008, March 31, 2008, March 31, 2012, March 31, 2012, June 30, 2017 and June 30, 2017, respectively. Interest on the 2008 Notes, the Series B 2008 Notes, the 2012 Notes, the Series B 2012 Notes, the 2017 Notes and the Series B 2017 Notes will accrue at the rate of 6.737%, 6.737%, 7.066%, 7.066%, 7.536% and 7.536% per annum, respectively, from April 20, 1999, or from the most recent Payment Date to which interest has been paid or duly provided for, payable each applicable Payment Date, until the full principal thereof is paid or duly provided for. Interest will be computed on the basis of a 360-day year comprising twelve 30-day months.

         The principal of, premium, if any, and interest on the Notes shall be payable and the Notes shall be exchangeable and transferable, at the office or agency of the Company in the Borough of Manhattan, The City of New York maintained for such purposes (which initially shall be the Corporate Trust Office of the Trustee) to the Person in whose name such Note is registered on the March 15, June 15, September 15 or December 15 immediately preceding the applicable Payment Date or, at the option of the Company, interest may be paid by check mailed to the address of the Person entitled thereto as such shall appear in the Register.

                  Notes that remain outstanding after the consummation of the Exchange Offer and Exchange Notes issued in connection with the Exchange Offer will be treated as a single class of securities under this Indenture.

                  The Notes shall be redeemable as provided in Article Eleven.

                  SECTION 302.  Denominations.

                  The Notes shall be issuable only in registered form without coupons and initially only in denominations of $1,000 and any integral multiple thereof; provided, however, that initial purchases of the Notes by purchasers who are institutional "accredited investors" who are not Qualified Institutional Buyers shall be in minimum amounts of $250,000 and provided further that after initial issuance, Notes may be issued upon exchange or transfer in such amounts as may be necessary to evidence the entire unpaid principal amount of any Note surrendered or exchanged.

                  SECTION 303.  Execution, Authentication, Delivery and Dating.

                  The Notes shall be executed on behalf of the Company by its Chairman, its President or a Vice President, if any, and attested by its Secretary or an Assistant Secretary. The signature of any of these officers on the Notes may be manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Notes.

                  Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

                  At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Authenticating Agent for authentication, together with a Company Order for the authentication and delivery of such Notes, directing the Authenticating Agent to authenticate the Notes and certifying that all conditions precedent to the issuance of Notes contained herein have been fully complied with, and the Authenticating Agent shall, in accordance with such Company Order, authenticate and deliver such Notes. On Company Order, the Trustee shall authenticate for original issue Exchange Notes in an aggregate principal amount not to exceed the sum of $850,000,000 plus the aggregate principal amount of any Additional Notes issued; provided that such Exchange Notes shall be issuable only upon the valid surrender for cancellation of Initial Notes of a like aggregate principal amount in accordance with an Exchange Offer pursuant to the Registration Rights Agreement. In each case, the Authenticating Agent shall receive an Officers' Certificate and an Opinion of Counsel of the Company in connection with such authentication of Notes. Such order shall specify the amount of Notes to be authenticated and the date on which the original issue of Notes is to be authenticated.

                  Each Note shall be dated the date of its authentication.

                  The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Notes. Unless limited by terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. The Authenticating Agent has the same rights as an agent to deal with the Company or an Affiliate of the Company.

                  No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for in Exhibit A duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

                  In case the Company, pursuant to Article Eight, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article Eight, any of the Notes authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Notes executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Notes surrendered for such exchange and of like principal amount; and the Authenticating Agent, upon Company Request of the successor Person, shall authenticate and deliver Notes as specified in such request for the purpose of such exchange. If Notes shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 303 in exchange or substitution for or upon registration of transfer of any Notes, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time Outstanding for Notes authenticated and delivered in such new name.

                  SECTION 304.  Temporary Notes.

                  Pending the preparation of definitive Notes, the Company may execute, and upon a Company Order, the Authenticating Agent shall authenticate and deliver temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as conclusively evidenced by their execution of such Notes.

                  If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 1002 hereof, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and the Authenticating Agent shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

                  SECTION 305. Registration, Registration of Transfer and Exchange.

                  The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 being herein sometimes referred to as the "Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Register shall be in written form or any other form capable of being converted into written form within a reasonable time. At all reasonable times, the Register shall be open to inspection by the Trustee. The Trustee is hereby initially appointed as security registrar ("Security Registrar") for the purpose of registering Notes and transfers of Notes as herein provided.

                  Subject to the provisions of Section 307, upon surrender for registration of transfer of any Note at the office or agency of the Company designated pursuant to Section 1002, the Company shall execute, and the Authenticating Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination or denominations of a like aggregate principal amount.

                  At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange (including an exchange of Initial Notes for Exchange Notes), the Company shall execute, and the Authenticating Agent shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive; provided that no exchange of Initial Notes for Exchange Notes shall occur until an Exchange Offer Registration Statement shall have been declared effective by the Commission and that the Initial Notes to be exchanged for the Exchange Notes shall be canceled by the Trustee.

                  All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

                  Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Security Registrar) be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his or her attorney duly authorized in writing.

                  No service charge shall be made for any registration of transfer or exchange or redemption of Notes, but the Company may require payment in certain circumstances of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 304, 906, 1015, 1109 or 1106(e) not involving any transfer.

                  The Company shall not be required (i) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before the selection of Notes to be redeemed under Section 1105 and ending at the close of business on the day of such mailing of the relevant notice of redemption or (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                  SECTION 306.  Book-Entry Provisions for Global Notes.

                  (a) Each Global Note initially shall (i) be registered in the name of Cede & Co., as nominee of DTC (such nominee being referred to herein as the "Global Note Holder"), (ii) be deposited with, or on behalf of, DTC or with the Trustee, as custodian for DTC and (iii) bear legends as set forth in Section 202.

                  Members of, or participants in, DTC (collectively, the "Participants" or the "DTC Participants") shall have no rights under this Indenture with respect to any Global Note held on their behalf by DTC, or the Trustee as its custodian, or under any Global Note, and DTC may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or shall impair, as between DTC and its Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

                  (b) Transfers of any Global Note shall be limited to transfers of such Global Note in whole, but not in part, to DTC, its successors or their respective nominees. Interests of beneficial owners in a Global Note may be transferred in accordance with the applicable rules and procedures of DTC and the provisions of Section 307. In addition, U.S. Physical Notes or Regulation S Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the Rule 144A Global Notes or Regulation S Global Notes, respectively, if: the Company notifies the Trustee in writing that DTC is unwilling or unable to continue as depository for the Global Notes or DTC ceases to be a "Clearing Agency" registered under the Exchange Act and a successor depository is not appointed by the Company within 90 days or (ii) the Company, at its option, notifies the Trustee in writing that it elects to have the Physical Notes so issued.

                  (c) Any beneficial interest in one of the Global Notes that is transferred to a person who takes delivery in the form of an interest in the other Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

                  (d) In connection with the transfer of an entire Rule 144A Global Note or Regulation S Global Note to beneficial owners pursuant to paragraph (b) of this Section 306, the Rule 144A Global Note or Regulation S Global Note, as the case may be, shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Authenticating Agent shall authenticate and deliver, to each beneficial owner identified by DTC in exchange for its beneficial interest in the Rule 144A Global Note or Regulation S Global Note, as the case may be, an equal aggregate principal amount of Certificated Notes of authorized denominations.

                  (e) Any U.S. Physical Note delivered in exchange for an interest in the Rule 144A Global Note pursuant to subsection (b) of this Section 306 shall, unless such exchange is made on or after the Resale Restriction Termination Date, bear the Private Placement Legend.

                  (f) The registered Global Note Holder may grant proxies and otherwise authorize any person, including DTC's Participants and persons that may hold interests through DTC's Participants, to take any action which a Holder is entitled to take under this Indenture or the Notes.

                  (g) Beneficial owner of interests in a Global Note may receive Physical Notes (which shall bear the Private Placement Legend if required by Section 202 hereof) in accordance with the procedures of DTC. In connection with the execution, authentication and delivery of such Physical Notes in exchange for beneficial interests in a Global Note pursuant to this paragraph (g) or paragraph (b) above, the Security Registrar shall reflect on its books and records the date and a decrease in the principal amount of the applicable Global
Note in an amount equal to the principal amount of the beneficial interest in such Global Note to be transferred, and the Company shall execute, and the Authenticating Agent shall authenticate and deliver one or more Physical Notes of like tenor and having an equal aggregate principal amount.

                  SECTION 307.  Special Transfer Provisions.

                  Unless and until (i) an Initial Note is sold under an effective Registration Statement or (ii) an Initial Note is exchanged for an Exchange Note in connection with an effective Registration Statement, in each case pursuant to the Registration Rights Agreement, the following provisions shall apply:

                  (a) Transfers to Non-QIB Institutional Accredited Investors. The following provisions shall apply with respect to the registration of any proposed transfer of a Note to any institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) which is not a QIB (excluding Non-U.S. Persons):

                           (i) The Security Registrar shall register the
                  transfer of any Note, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is at least two years after the original issue date of the Notes or
                  (y) the proposed transferee has delivered to the Security Registrar a certificate substantially in the form of Exhibit C hereto.

                           (ii) If the proposed transferor is a DTC Participant
                  holding a beneficial interest in the Rule 144A Global Note, upon receipt by the Security Registrar of (x) the documents, if any, required by paragraph (i) above and (y) instructions given in accordance with DTC's and the Security Registrar's procedures therefor, the Security Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Rule 144A Global Note in an amount equal to the principal amount of the beneficial interest in the Rule 144A Global Note to be transferred, and the Company shall execute, and the Authenticating Agent shall authenticate and deliver, one or more Physical Notes of like tenor and amount.

                  (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a U.S. Physical Note or an interest in the Rule 144A Global Note to a QIB (excluding Non-U.S. Persons):

                           (i) If the Note to be transferred consists of (x)
                  U.S. Physical Notes, the Security Registrar shall register the transfer and the Company shall execute, and the Authenticating Agent shall authenticate and deliver, one or more U.S. Physical Notes if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Security Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Security Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it, or the Person on whose behalf it is acting with respect to any such account, is a QIB within the meaning of Rule 144A , is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A or (y) an interest in a Rule 144A Global Note, the transfer of such interest may be effected only through the book-entry system maintained by DTC.

                           (ii) If the proposed transferee is a DTC Participant,
                  and the Notes to be transferred consist of U.S. Physical Notes, upon receipt by the Security Registrar of instructions given in accordance with DTC's and the Security Registrar's procedures therefor, the Security Registrar shall reflect on its books and records the date and an increase in the principal amount of the Rule 144A Global Note in an amount equal to the principal amount of the U.S. Physical Notes to be transferred, and the Trustee shall cancel the U.S. Physical Notes so transferred.

                  (c) Transfers of Interests in the Regulation S Global Note or Regulation S Physical Notes to U.S. Persons. The following provisions shall apply with respect to any transfer of interests in the Regulation S Global Note or Regulation S Physical Notes to U.S. Persons:

                           (i) prior to the removal of the Private Placement
                  Legend for the Regulation S Global Notes or the Regulation S Physical Notes pursuant to Section 202, the Security Registrar shall refuse to register such transfer; and

                           (ii) after such removal pursuant to Section 202, the
                  Security Registrar shall register the transfer of any such Note without requiring any additional certification.

                  (d) Transfers to Non-U.S. Persons at Any Time. The following provisions shall apply with respect to any transfer of an Initial Note to a Non-U.S. Person:

                           (i) Prior to May 31, 1999, the Security Registrar
                  shall register any proposed transfer of an Initial Note to a Non-U.S. Person upon receipt of a certificate substantially in the form of Exhibit D hereto from the proposed transferor and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Temporary Regulation S Global Notes or Regulation S Physical Notes of like tenor and amount.

                           (ii) On and after May 31, 1999, the Security
                  Registrar shall register any proposed transfer to any Non-U.S. Person (1) if the Note to be transferred is a Regulation S Certificated Note, (2) if the Initial Note to be transferred is a Rule 144A Certificated Note or an interest in the Rule 144A Global Note, upon receipt of a certificate substantially in the form of Exhibit D from the proposed transferor and, (3) in the case of either clause (1) or (2), the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and amount.

                           (iii) If the proposed transferor is a DTC Participant
                  holding a beneficial interest in the Rule 144A Global Note, upon receipt by the Security Registrar of (1) the document, if any, required by paragraph (i) and (2) instructions in accordance with DTC's and the Security Registrar's procedures therefor, the Security Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Rule 144A Global Note in an amount equal to the principal amount of the beneficial interest in the Rule 144A Global Note to be transferred and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and amount.

                  (e) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Security Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Security Registrar shall deliver only Notes that bear the Private Placement Legend unless either
         (i) the circumstances contemplated by the fifth paragraph of Section 201 or paragraph (a)(i)(x) of this Section 307 exist or (ii) there is delivered to the Security Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Security Registrar to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

                  (f) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

                  The Security Registrar shall retain until such time as no Notes remain Outstanding copies of all letters, notices and other written communications received pursuant to Section 306 or this Section 307. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Security Registrar.

                  Neither the Trustee nor the Security Registrar shall have an obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

                  SECTION 308.  Mutilated, Destroyed, Lost and Stolen Notes.

                  If (i) any mutilated Note is surrendered to the Trustee or the Security Registrar or (ii) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and upon Company Order the Authenticating Agent shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

                  In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

                  Upon the issuance of any new Note under this Section 308, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

                  Every new Note issued pursuant to this Section 308 in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

                  The provisions of this Section 308 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

                  SECTION 309.  Payment of Interest; Interest Rights Preserved.

                  Principal and interest on any Note which is payable, and is punctually paid or duly provided for, on any Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company in the Borough of Manhattan, The City of New York maintained for such purposes (which initially shall be the Corporate Trust Office) pursuant to Section 1002 or, at the option of the Company, interest may be paid by check mailed to the address of the Person entitled thereto pursuant to Section 310 as such address appears in the Register; provided that all payments with respect to the Global Notes and Physical Notes the Holders of which have given wire transfer instructions to the Trustee (or other Paying Agent) by the Regular Record Date shall be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof.

                  Any principal or interest on any Note which is payable, but is not punctually paid or duly provided for, on any Payment Date shall forthwith cease to be payable to the Holder on the Regular Record Date by virtue of having been such Holder, and such defaulted principal or interest and (to the extent lawful) interest on such defaulted principal or interest at the rate borne by the Notes plus additional interest at the rate of 1% per annum (such defaulted interest and interest thereon herein collectively called "Defaulted Payments") may be paid by the Company, at its election in each case, as provided in clause
(a) or (b) below:

                  (a) The Company may elect to make payment of any Defaulted Payment to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Payment, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Payment proposed to be paid on each Note and the date of the proposed payment and, at the same time, the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Payment or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Payment as provided in this clause. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Payment which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Payment and the Special Record Date therefor to be given in the manner provided for in Section 107, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Payment and the Special Record Date therefor having been so given, such Defaulted Payment shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

                  (b) The Company may make payment of any Defaulted Payment in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed and, upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

                  Subject to the foregoing provisions of this Section 309, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

                  If the Company shall be required to pay any additional interest pursuant to the terms of the Registration Rights Agreement, it shall deliver an Officers' Certificate to the Trustee setting forth the new interest rate and the period for which such rate is applicable.

                  SECTION 310.  Persons Deemed Owners.

                  Prior to the due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of, premium, if any, and (subject to Sections 305 and 309) interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

                  SECTION 311.  Cancellation.

                  All Notes surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. The Company at any time may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever and any Notes previously authenticated hereunder which the Company has not issued and sold, and all Notes so delivered shall be promptly canceled by the Trustee. If the Company shall so acquire any of the Notes, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 311, except as expressly permitted by this Indenture. All canceled Notes held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures and certification of their disposal delivered to the Company unless by Company Order the Company shall direct that canceled Notes be returned to it; provided, however, that the Trustee shall not be required to destroy such canceled Notes.

                  SECTION 312.  Issuance of Additional Notes.

                  The Company may, subject to compliance with Article Ten of this Indenture, issue additional series of senior notes (the "Additional Notes") in an unlimited aggregate principal amount having identical terms and conditions as the Notes offered hereby, except that interest may begin accruing from a date other than the date hereof. Any Additional Notes will be part of the same issue as the Notes offered hereby, will rank pari passu in right of payment and will vote on all matters with the Initial Notes offered hereby, except that any Additional Notes shall have a CUSIP or other identifying number that differs from such numbers relating to the Outstanding Notes, as required by DTC.

                  SECTION 313.  Computation of Interest.

                  Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

                  SECTION 314.  CUSIP and CINS Numbers.

                  The Company in issuing the Notes may use "CUSIP" and "CINS" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" or "CINS" numbers in notices of redemption or exchange as a convenience to Holders; provided that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption or exchange, that reliance may be placed only on the other identification numbers printed on the Notes and that any such redemption shall not be affected by any defect in or omission of such numbers.


                                  ARTICLE FOUR

                           SATISFACTION AND DISCHARGE

                  SECTION 401.  Satisfaction and Discharge of Indenture.

                  Upon the request of the Company, this Indenture shall cease to be of further effect and the Trustee, upon Company Order and at the expense of the Company, will execute proper instruments acknowledging satisfaction and discharge of this Indenture when:

                  (a) either (i) all the Notes theretofore authenticated and delivered (other than (A) Notes which have been mutilated, destroyed, lost or stolen and which have been replaced or paid as provided in
         Section 308 or (B) Notes that have been subject to defeasance under Article Twelve) have been delivered to the Trustee for cancellation or
         (ii) all Notes not theretofore delivered to the Trustee for cancellation (A) have become due and payable, (B) will become due and payable at maturity within one year or (C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (ii)(A), (B) or (C) above, has irrevocably deposited or caused to be deposited with the Trustee funds in trust for the purpose in an amount sufficient to pay and discharge the entire Indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of such deposit (in the case of Notes that have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

                  (b) the Company has paid or caused to be paid all sums payable under this Indenture by the Company; and

                  (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided herein relating to the satisfaction and discharge of this Indenture have been complied with.

                  Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 607 and, if money shall have been deposited with the Trustee pursuant to subclause (ii) of clause (a) of this Section 401, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive such satisfaction and discharge and the resignation and removal of the Trustee.

                  SECTION 402.  Application of Trust Money.

                  Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal of, premium, if any, and interest on the Notes for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.


                                  ARTICLE FIVE

                                    REMEDIES

                  SECTION 501.  Events of Default.

                  "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (a) default in the payment of the principal of or premium, if any, on any Note when it becomes due and payable or the failure to redeem any Note in the required principal amounts on any Mandatory Redemption Date;

                  (b) default in the payment of any interest on any Note when it becomes due and payable and continuance of such default for a period of 30 days;

                  (c) default in the performance or breach of any covenant or agreement of the Company contained in the Notes, the Security Documents or this Indenture (other than a default in the performance, or breach, of a covenant or agreement that is specifically dealt with elsewhere herein) and continuance of such default or breach for a period of 60 days after written notice has been received by the Company from the Trustee or by the Company and the Trustee from the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding;

                  (d) the institution by the Company or any other Facility Owner of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any bankruptcy law or any other applicable federal or state law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any other Facility Owner or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due;

                  (e) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company or any other Facility Owner a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any other Facility Owner under any bankruptcy law or any other applicable federal or state law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any other Facility Owner of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;

                  (f) there occurs with respect to any issue or issues of Indebtedness of the Company (i) that ranks pari passu with the Notes or
         (ii) that is unsecured and/or unsubordinated and has an Outstanding principal amount at Maturity in excess of $25 million in the aggregate for all such issues, whether such Indebtedness now exists or shall hereafter be created, an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity;

                  (g) any final judgment or decree for the payment of money in excess of $10 million in the aggregate (other than amounts covered by in-force insurance for which the insurer has admitted liability) shall be rendered against the Company and such final judgment or decree is non-appealable, remains unpaid or unstayed for a period of 90 or more consecutive days or as to which all rights to appeal have expired or been exhausted; or

                  (h) (i) on or after the Issue Date, other than in accordance with the provisions of this Indenture or the Security Documents, if for any reason, other than the satisfaction in full and discharge of the obligations secured thereby, any Security Document ceases to be or is not in full force and effect or the Trustee ceases to have first priority security interests in the Collateral and, in each case, such cessation continues for 30 days or (ii) on or after the Issue Date, other than in accordance with the provisions of this Indenture or the Security Documents, any grantor under the Security Documents asserts in writing that any Security Document has ceased to be or is not in full force and effect.

                  SECTION 502. Acceleration of Maturity; Rescission and
                               Annulment.

                  If an Event of Default (other than an Event of Default specified in clause (d) or (e) of Section 501) occurs and is continuing, the Trustee or the Holders of (a) in the case of an Event of Default specified in clause (a) and (b) of Section 501, not less than 25% or (b) in the event of any other Event of Default, 51% in aggregate principal amount of the Notes then Outstanding may, and the Trustee at the written request of such Holders will, declare the principal of, accrued interest on and Make-Whole Premium, if any, and any other amounts payable on all of the Outstanding Notes immediately due and payable and, upon any such declaration, such principal, interest and Make-Whole Premium, if any, will become due and payable immediately; provided that in the case of an Event of Default with respect to the Company described in clause (d) or (e) of Section 501, the entire Outstanding principal amount of, the accrued interest on and any other amounts payable with respect to such Notes shall automatically become due and payable without any declaration or other act on the part of the Trustee or any Holder.

                  At any time after a declaration of acceleration under this Indenture, but before a judgment or decree for payment of the principal amount of Notes then due has been obtained by the Trustee, the Company by written notice to a Responsible Officer of the Trustee, may rescind and annul such declaration and its consequences if:

                  (a) the Company has paid or deposited with the Trustee a sum sufficient to pay:

                           (i)      all overdue interest on all Notes;

                           (ii) all unpaid principal of and premium, if any, on
                  any Outstanding Notes that has become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes;

                           (iii) to the extent that payment of such interest is
                  lawful, interest upon overdue interest and overdue principal at the rate borne by the Notes; and

                           (iv) all sums paid or advanced by the Trustee under
                  this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

                  (b) all Defaults and Events of Default, other than the non-payment of amounts of principal of, premium, if any, or interest on the Notes that have become due solely by such declaration of acceleration have been cured or waived as provided in Section 513.

No such rescission will affect any subsequent Default or impair any right consequent thereon.

                  Notwithstanding the preceding paragraph, in the event of a declaration of acceleration in respect of the Notes because an Event of Default specified in Section 501(f) shall have occurred and be continuing and provided no judgment or decree for payment of the money due has been obtained by the Trustee, such declaration of acceleration shall be automatically annulled if the Indebtedness that is the subject of such Event of Default has been discharged or the holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness, and written notice of such discharge or rescission, as the case may be, shall have been given to a Responsible Officer of the Trustee by the Company and countersigned by the holders of such Indebtedness or a trustee, fiduciary or agent for such holders, within 30 days after such declaration of acceleration in respect of the Notes, and no other Event of Default has occurred during such 30-day period which has not been cured or waived during such period.

                  SECTION 503. Collection of Indebtedness and Suits for
                               Enforcement by Trustee.

                  The Company covenants that if:

                  (a) default is made in the payment of any installment of interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or

                  (b) default is made in the payment of the principal of or premium, if any, on any Note when such becomes due and payable, or on any Mandatory Redemption Date, the Company will, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal, premium, if any, and interest, and interest on any overdue principal, premium, if any, and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest and overdue principal, at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

                  If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

                  If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

                  SECTION 504.  Trustee May File Proofs of Claim.

                  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

                  (a) to file and prove a claim for the whole amount of principal, premium, if any, and interest, owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding and

                  (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same,

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

                  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

                  SECTION 505. Trustee May Enforce Claims Without Possession of
                               Notes.

                  All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto. Any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

                  SECTION 506.  Application of Money Collected.

                   Any money collected by the Trustee pursuant to this Article Five shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium, if any, or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                  FIRST: To the payment of all amounts due the Trustee under Section 607;

                  SECOND: To the payment of the amounts then due and unpaid for principal of, premium, if any, and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, premium, if any, and interest, respectively; and

                  THIRD: The balance, if any, to the Company or any other Person designated by the Company as communicated to the Trustee by the Company, or as a court of competent jurisdiction may direct.

                  SECTION 507.  Limitation on Suits.

                  No Holder of any of the Notes has any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or for the appointment of a receiver or trustee or for any other remedy hereunder, unless:

                  (a) such Holder has previously given written notice to a Responsible Officer of the Trustee of a continuing Default or Event of Default;

                  (b) the Holders of a majority in aggregate principal amount of the Notes then Outstanding affected by such Default or Event of Default have made written request to the Trustee to institute such proceeding;

                  (c) such Holder or Holders have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities (including fees and expenses of its agents and counsel) to be incurred in compliance with such request;

                  (d) the Trustee has failed to institute any such proceeding within 60 days after receipt of such notice, request and offer of security or indemnity; and

                  (e) the Trustee, within such 60-day period, has not received directions inconsistent with such written request from Holders of a majority in aggregate principal amount of the Outstanding Notes affected by such Default or Event of Default;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

                  SECTION 508. Unconditional Right of Holders to Receive
                               Principal, Premium and Interest.

                  Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, Article Twelve) and in such Note of the principal of, premium, if any, and (subject to Section
309) interest on such Note on the respective Stated Maturities expressed in such Note (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

                  SECTION 509.  Restoration of Rights and Remedies.

                  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                  SECTION 510.  Rights and Remedies Cumulative.

                  Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 308, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder or otherwise shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                  SECTION 511.  Delay or Omission Not Waiver.

                  No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Five or by law to the Trustee or to the Holders may be exercised from time to time and as often as may be deemed expedient by the Trustee or by the Holders, as the case may be.

                  SECTION 512.  Control by Holders.

                  Subject to the provisions of Section 603(e), the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided that:

                  (a) such direction shall not be in conflict with any rule of law or with this Indenture or the Security Documents;

                  (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and

                  (c) the Trustee need not take any action which might conflict with law or this Indenture, involve it in personal liability or be unjustly prejudicial to the Holders not consenting.

                  SECTION 513.  Waiver of Past Defaults.

                  The Holders of not less than a majority in aggregate principal amount of the Outstanding Notes may, by notice to a Responsible Officer of the Trustee, on behalf of the Holders of all of the Notes, waive any existing Default or Event of Default and its consequences under this Indenture, except
(a) a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on any Note or (b) in respect of a covenant or provision that under Article Nine cannot be modified or amended without the consent of the Holder of each affected Outstanding Note.

                  Upon any such waiver, such Default or Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture and the Notes; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

                  SECTION 514.  Waiver of Stay or Extension Laws.

                  The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture or any Security Document; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                  SECTION 515.  Undertaking for Costs.

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorney's fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.

                                   ARTICLE SIX

                                   THE TRUSTEE

                  SECTION 601.  Duties of Trustee.

                  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                  (b) Except during the continuance of an Event of Default:

                  (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee, it being understood that the Trustee shall not be liable hereunder except for its negligence or willful misconduct; and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

                  (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i) this paragraph does not limit the effect of paragraph (b) of this Section 601;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 512 hereof.

                  (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 601.

                  SECTION 602.  Notice of Defaults.

                  If a Default or an Event of Default occurs and is continuing and is known by a Responsible Officer of the Trustee, the Trustee shall mail to each Holder notice of the Default or Event of Default within 90 days after the occurrence thereof unless such Default or Event of Default shall have been cured or waived. However, except in the case of a Default or an Event of Default in payment of principal of, premium, if any, or interest on any Notes or in the making of a Mandatory Redemption, the Trustee may withhold the notice to the Holders if a committee of its Responsible Officers determines in good faith that withholding such notice is in the interests of the Holders.

                  SECTION 603.  Certain Rights of Trustee.

                  Subject to the provisions of TIA Sections 315(a) through 315(d):

                  (a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order with sufficient detail as may be requested by the Trustee and any resolution of the Managing Member may be sufficiently evidenced by a Member Resolution;

                  (c) whenever in the administration of this Indenture or any Security Document the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may require and, in the absence of bad faith on its part, rely upon an Officers' Certificate and/or an Opinion of Counsel;

                  (d) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder or under any Security Document in good faith and in reliance hereon;

                  (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or any Security Document at the request or direction of any of the Holders pursuant to this Indenture or any Security Document, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities (including fees and expenses of its agents and counsel) which might be incurred by it in compliance with such request or direction;

                  (f) the Trustee shall not be bound to make any investigation into, and may rely upon, the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney, upon reasonable notice and during regular business hours;

                  (g) the Trustee may execute any of the trusts or powers hereunder or under any Security Document or perform any duties hereunder or thereunder either directly or by or through agents, attorneys, accountants, appraisers or other experts or advisers and the Trustee shall not be responsible for any acts or omissions on the part of any agent, attorney, accountants, appraisers or other experts or advisers appointed with due care by it hereunder or thereunder;

                  (h) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture or any Security Document;

                  (i) except during the continuance of an Event of Default, the Trustee need perform only those duties as are specifically set forth in this Indenture;

                  (j) the Trustee is hereby authorized and directed to enter into the Security Documents;

                  (k) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture;

                  (l) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder and under the Security Documents; and

                  (m) the Trustee shall have no duty to determine whether to file, perfect or record or maintain filed, perfected or recorded any document or instrument hereunder or under the Security Documents.

                  The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or any Security Document, or in the exercise of any of its rights or powers hereunder or any Security Document.

                  SECTION 604. Trustee Not Responsible for Recitals or Issuance of Notes.

                  The recitals contained herein and in the Notes, except for the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder and, upon the effectiveness of the Registration Statement, that the statements made by it in a Statement of Eligibility on Form T-1 supplied to the Company are true and accurate, subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Company of Notes or the proceeds thereof.

                  SECTION 605.  May Hold Notes.

                  The Trustee, any Paying Agent, any Security Registrar or any other agent of the Company or of the Trustee, in its individual or other capacity, may become the owner or pledgee of Notes and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent; provided, however, that, if it acquires any conflicting interest (as defined in TIA Section 310(b)), it must eliminate such conflict upon the occurrence of an Event of Default or resign.

                  SECTION 606.  Money Held in Trust.

                  Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

                  SECTION 607.  Compensation and Reimbursement.

                  The Company agrees:

                  (a) to pay to the Trustee (in each of its capacities hereunder and under the Security Documents) from time to time such reasonable compensation as the Company and the Trustee shall agree in writing for all services rendered by it hereunder and under the Security Documents (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                  (b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture or under the Security Documents (including the reasonable compensation and the expenses and disbursements of its agents, counsel), except any such expense, disbursement or advance as may be attributable to its negligence or willful misconduct; and

                  (c) to indemnify the Trustee or any predecessor Trustee for, and to hold them harmless against, any loss, liability, damage, claim or expense incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust under this Indenture or in respect of the performance of its duties as the collateral agent under the Security Documents, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder or thereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

                  The obligations of the Company under this Section 607 to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee. As security for the performance of such obligations of the Company, the Trustee shall have a lien prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of, premium, if any, or interest on particular Notes.

                  When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(d) or (e), the expenses (including the reasonable charges and expenses of its counsel) of and the compensation for such services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

                  The provisions of this Section 607 shall survive the resignation or removal of the Trustee and termination of this Indenture.

                  SECTION 608.  Corporate Trustee Required; Eligibility.

                  There shall be at all times a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a)(1) and which shall have a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 608, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 608, it shall resign immediately in the manner and with the effect hereinafter specified in this Article Six.

                  SECTION 609. Resignation and Removal; Appointment of
Successor.

                  (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article Six shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 610.

                  (b) The Trustee may resign at any time by giving written notice thereof to the Company specifying the day upon which the resignation is to take effect, and such resignation will take effect immediately upon the later of the appointment of a successor Trustee pursuant to this Article Six and such specified day. If the instrument of acceptance by a successor Trustee required by Section 610 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  (c) The Trustee may be removed at any time by Act of the Holders of at least a majority in principal amount of the then Outstanding Notes (or their attorneys-in-fact), delivered to a Responsible Officer of the Trustee. In addition, so long as no Event of Default or Default has occurred and is continuing, the Company may remove the Trustee upon notice to all Holders and the Trustee and the appointment of a successor Trustee.

                  (d) If at any time:

                  (1) the Trustee shall fail to comply with the provisions of TIA Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, except when the Trustee's duty to resign is stayed in accordance with the provisions of TIA Section 310(b), or

                  (2) the Trustee shall cease to be eligible under Section 608 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

                  (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation, winding-up or liquidation, then, in any such case, (i) the Company, by a Member Resolution, may remove the Trustee, or (ii) subject to TIA Section 315(e), any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Member Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided subject to TIA Section 315(e), any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Holders in the manner provided for in Section 107. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

                  SECTION 610.  Acceptance of Appointment by Successor.

                  Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject to the retiring Trustee's rights as provided under the last sentence of Section 607. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

                  No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under the Trust Indenture Act and this Indenture.

                  SECTION 611. Merger, Conversion, Consolidation or Succession to Business.

                  Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be otherwise qualified and eligible under this Article Six, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes. In case at that time any of the Notes shall not have been authenticated by such predecessor Trustee, any successor Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee. In all such cases such certificates shall have the full force and effect which this Indenture provides that the certificate of authentication of the Trustee shall have for the certificate of authentication of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

                  SECTION 612. No Liability for Clean-up of Hazardous Materials.

                  In the event that the Trustee is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Trustee's sole discretion may cause the Trustee to be considered an "owner or operator" under the provisions of the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), 42 U.S.C. Sections. 9601, et seq., or otherwise cause the Trustee to incur liability under CERCLA or any other federal, state or local law, the Trustee reserves the right to, instead of taking such action, either resign as Trustee or arrange for the transfer of the title or control of the asset to a court appointed receiver.

                  The Trustee shall not be liable to the Company or Holders or any other person for any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Trustee's actions and conduct as authorized, empowered and directed hereunder or relating to the discharge, release or threatened release of hazardous materials into the environment, except to the extent of the Trustee's negligence or wilful misconduct.


                                  ARTICLE SEVEN

                      HOLDERS LISTS AND REPORTS BY TRUSTEE

                  SECTION 701.  Disclosure of Names and Addresses of Holders.

                  Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that none of the Company or the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with TIA Section 312, regardless of the source from which such information was derived and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

                  SECTION 702.  Reports by Trustee.

                  Within 60 days after May 15 of each year commencing with the first May 15 after the first issuance of Notes, the Trustee shall transmit to the Holders, in the manner and to the extent provided in TIA Section 313(c), a brief report dated as of such May 15 if required by TIA Section 313(a).

                                  ARTICLE EIGHT
                       CONSOLIDATION, MERGER, CONVEYANCE,
                               TRANSFER OR LEASE

                  SECTION 801. Company May Consolidate, etc., Only on Certain Terms.

                  The Company shall not, in a single transaction or through a series of related transactions, consolidate or merge with or into (whether or not the Company is the surviving corporation), or directly and/or indirectly through its Subsidiaries, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets (determined on a consolidated basis for the Company and its Subsidiaries taken as a whole) in one or more related transactions to, another corporation, Person or entity unless:

                  (a) the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all the properties and assets of the Company and its Subsidiaries, taken as a whole, shall have been made (the "Surviving Entity") is a Person organized or existing under the laws of the United States, any State thereof or the District of Columbia and assumes all the obligations of the Company under the Notes;

                  (b) the Surviving Entity (if other than the Company) executes a supplemental indenture pursuant to which such Person assumes the due and punctual payment of the principal of, premium and interest on all the Notes and the performance of every covenant in this Indenture to be performed or observed by the Company;

                  (c) immediately after giving effect to such transaction or series of transactions and treating any obligation of the Company or any Subsidiary in connection with or as a result of such transaction as having been incurred as of the time of such transaction, no Default or Event of Default has occurred and is continuing; and

                  (d) the Company or the Surviving Entity delivers, or causes to be delivered, to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition, and if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the requirements of this Indenture and that all conditions precedent herein provided for relating to such transaction have been complied with and that such supplemental indenture is a legal, valid, binding and enforceable obligation of the new obligor, subject to customary exceptions.

                  For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Subsidiaries, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

                  SECTION 802.  Successor Substituted.

                  In the event of any transaction described in and complying with the conditions listed in the first paragraph of Section 801 in which the Company is not the continuing obligor under this Indenture, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, and thereafter the Company will, except in the case of a lease, be discharged from all its obligations and covenants under this Indenture and Notes.


                                  ARTICLE NINE
         SUPPLEMENTS AND AMENDMENTS TO INDENTURE AND SECURITY DOCUMENTS

                  SECTION 901.  Without Consent of Holders.

                  Without the consent of any Holders, the Company, when authorized by a Member Resolution, and the Trustee, at any time and from time to time, may amend or supplement this Indenture or the Notes for any of the following purposes:

                  (a) to evidence the succession of another Person to the Company, or any other obligor on the Notes, and the assumption by any such successor of the covenants of the Company or such obligor contained herein and in the Notes;

                  (b) to add to the covenants of the Company, or any other obligor upon the Notes, for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company or any other obligor upon the Notes, as applicable, in this Indenture and in the Notes;

                  (c) to add additional Events of Default;

                  (d) to provide for uncertificated Notes in addition to or in place of the certificated Notes;

                  (e) to evidence and provide for the acceptance of appointment of a successor Trustee under this Indenture;

                  (f) to cure any ambiguity, to correct or supplement any provision in this Indenture that may be defective or inconsistent with any other provision in this Indenture, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture or the Notes; provided that, in each case, such actions pursuant to this clause shall not materially adversely affect the interests of the Holders;

                  (g) to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the Holders as additional security for the payment and performance of the Company's obligations under this Indenture; or

                  (h) to comply with any requirements of the Commission or the TIA in order to effect and maintain the qualification of this Indenture under the TIA.

                  SECTION 902.  With Consent of Holders.

                  (a) With the consent of the Holders of not less than a majority in aggregate Outstanding principal amount of the Notes, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Member Resolution, and the Trustee may amend or supplement in any manner this Indenture or modify in any manner the rights of the Holders under this Indenture; provided, however, that no such supplement, amendment or modification may, without the consent of the Holder of each Outstanding Note affected thereby:

                  (i) change the Stated Maturity of the principal of, or any installment of interest on, any Note, reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, change the coin or currency in which the principal of any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);

                  (ii) amend, change or modify the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with Section 1015 of this Indenture, including amending, changing or modifying any definition relating thereto;

                  (iii) reduce the percentage in principal amount of Outstanding Notes, the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

                  (iv) waive a default in the payment of principal of, premium, if any, or interest on the Notes;

                  (v) modify the ranking or priority of the Notes;

                  (vi) permit the release or termination of all or substantially all of the security afforded by the Liens under this Indenture and the Security Documents, except in accordance with the terms thereof; or

                  (vii) agree to create any Lien on the Collateral or any part thereof or release or terminate any part of the Liens of the Trustee, except in accordance with the terms of the Security Documents.

                  (b) Without the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes, the Company may not, except as otherwise provided in the Security Documents, (i) amend, vary or waive, or consent to any amendment, variation or waiver of, any terms of any of the Security Documents to which it is a party, (ii) release, surrender, cancel or terminate any rights or obligations under, or discharge any obligations (other than by performance) of, the Security Documents to which it is a party or
(iii) affirmatively consent to the assignment by any party to certain Security Documents of such party's right or obligations under such Security Documents.

                  (c) It shall not be necessary for any Act of Holders under this Section 902 to approve the particular form of any proposed supplemental indenture or any amendment, modification or waiver of any Security Document, but it shall be sufficient if such Act shall approve the substance thereof.

                  SECTION 903.  Execution of Supplemental Indentures.

                  Upon the request of the Company accompanied by a Member Resolution authorizing the execution of any amended or supplemental indenture, the Trustee shall, subject to this Section 903, join with the Company in the execution of such amended or supplemental indenture authorized or permitted by the terms of this Indenture. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article Nine or the modifications thereby of the trusts created by this Indenture, the Trustee shall receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture, amendment, modification or waiver is authorized or permitted by this Indenture or such Security Document, as the case may be. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustees own rights, duties or immunities under this Indenture or otherwise.

                  SECTION 904. Effect of Supplemental Indentures and Amendments.

                  Upon the execution of any supplemental indenture, amendment, modification or waiver under this Article Nine, this Indenture or the applicable Security Document shall be modified in accordance therewith, and such supplemental indenture, amendment, modification or waiver shall form a part of this Indenture or applicable Security Document, as the case may be, for all purposes; and every Holder theretofore or thereafter authenticated and delivered hereunder shall be bound thereby (except as provided in Section 902).

                  SECTION 905.  Conformity with Trust Indenture Act.

                  Every supplemental indenture executed pursuant to this Article Nine shall conform to the requirements of the Trust Indenture Act as then in effect.

                  SECTION 906.  Reference in Notes to Supplemental Indentures.

                  Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article Nine may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Notes. Failure to make the appropriate notation of to issue a new Note shall not affect the validity of such amendment.

                  SECTION 907.  Notice of Supplemental Indentures.

                  Promptly after the execution by the Company and the Trustee of any supplemental indenture, amendment, modification or waiver pursuant to the provisions of Section 902, the Trustee shall give notice thereof to the Holders of each Outstanding Note affected, in the manner provided for in Section 107, setting forth in general terms the substance of such supplemental indenture, amendment, modification or waiver.

                                   ARTICLE TEN
                                    COVENANTS

                  SECTION 1001. Payment of Principal, Premium, If Any, and Interest.

                  The Company covenants and agrees for the benefit of the Holders that it shall duly and punctually pay the principal of, premium, if any, and interest on the Notes in accordance with the terms of the Notes and this Indenture.

                  SECTION 1002.  Maintenance of Office or Agency.

                  The Company shall maintain in the Borough of Manhattan, The City of New York an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Corporate Trust Office of the Trustee shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company shall give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

                  The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

                  SECTION 1003.  Money for Note Payments to Be Held in Trust.

                  If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of, premium, if any, or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal of, premium, if any, or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

                  Whenever the Company shall have one or more Paying Agents for the Notes, it will, no later than 10:00 a.m. New York City time, on each due date of the principal of, premium, if any, or interest on any Notes, deposit with a Paying Agent a sum sufficient (together with any funds available in the Debt Service Reserve Account) to pay the principal, premium, if any, or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium, or interest and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act.

                  The Company will cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this
Section 1003, that such Paying Agent will:

                  (a) hold all sums held by it for the payment of the principal of, premium, if any, or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

                  (b) give the Trustee notice of any default by the Company (or any other obligor upon the Notes) in the making of any payment of principal, premium, if any, or interest; and

                  (c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

                  The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent. Upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

                  Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

                  If the Company shall deposit with the Paying Agent prior to the applicable Payment Date funds for the payment of principal of, premium, if any, or interest on any Notes with respect to such Payment Date, the Paying Agent, at the instruction of the Company, shall (i) invest and reinvest all such funds in Dollar Permitted Investments and (ii) invest interest paid on the Dollar Permitted Investments referred to in clause (i) above, and reinvest other proceeds of any such Dollar Permitted Investments that may mature or be sold, in each case in such Dollar Permitted Investments in the name of the Company. The Paying Agent shall sell or liquidate such Dollar Permitted Investments at such times as the Paying Agent determines are required to pay such principal, premium and interest. The Paying Agent shall transfer to the Company any of such funds remaining after the payment of such principal, premium and interest on such Payment Date. The Paying Agent shall have no obligation to invest or reinvest any amounts held hereunder in the absence of written investment direction, and in no event shall the Paying Agent be liable for (i) the selection of Dollar Permitted Investments or for investment losses incurred thereon or (ii) losses incurred as a result of the liquidation pursuant to written instructions of any investment prior to its stated maturity.

                  SECTION 1004. Existence.

                  Subject to Article Eight hereof, the Company will do or cause to be done all things necessary (a) to preserve and keep in full force and effect its existence and (b) to preserve all material rights and franchises of the Company and, so long as it has a controlling equity interest in an Operating Partnership, each Operating Partnership; provided, however, that the Company shall not be required to preserve any such right or franchise of any such Operating Partnership if either (a) the preservation thereof is not consistent with its or any of its Subsidiaries' fiduciary obligations with respect thereto (provided that no such fiduciary obligation shall be deemed to exist if all the partnership interests of an Operating Partnership are owned directly or indirectly by the Company) or (b) the Managing Member of the Company shall determine that (i) the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole and
(ii) the loss thereof would not have a Material Adverse Effect.

                  SECTION 1005. Payment of Taxes and Other Claims.

                  The Company will, and will cause each of its Subsidiaries to, pay and discharge when due all taxes or claims imposed on it or on its income or profits or on any of its properties, except such taxes as are being contested in good faith in appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP or the failure of which to pay and discharge would not have a Material Adverse Effect.

                  SECTION 1006. Operation and Maintenance; Maintenance of Properties.

                  The Company will cause all properties owned by the Company or any of its Subsidiaries or used or held for use in the conduct of its business or the business of any such Subsidiary to be maintained, operated and repaired in accordance with prudent industry practices, the failure of which to operate, maintain or repair would have a Material Adverse Effect.

                  SECTION 1007. Insurance.

                  The Company shall cause each of its Subsidiaries to maintain insurance policies covering such risks, in such amounts and with such terms as are normally carried by similarly situated companies engaged in the Line of Business in the United States.

                  SECTION 1008. Statement by Officers as to Default and Debt Service Reserve Account.

                  (a) The Company will deliver to the Trustee, within 120 days after the end of each fiscal year and 90 days after the end of the first three fiscal quarters of each fiscal year, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of compliance with all conditions and covenants under this Indenture (including its Debt Service Reserve Requirements). For purposes of this Section 1008(a), such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

                  (b) When any Default or Event of Default has occurred and is continuing under this Indenture, the Company shall deliver to a Responsible Officer of the Trustee by registered or certified mail or by facsimile transmission an Officers' Certificate specifying such event, notice or other action within five Business Days of its occurrence.

                  SECTION 1009. Reports.

                  Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes, and file with the Trustee, (a) the information specified in Rule 144A(d)(4) under the Securities Act and (b) within 15 days after it is or would have been required to file such with the Commission (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

                  The Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

                  SECTION 1010.  Limitation on Indebtedness of the Company.

                  (a) The Company shall not create, issue, assume, guarantee, suffer to exist or in any other manner become directly or indirectly liable for the payment of, or otherwise incur (collectively, "incur"), any Indebtedness, other than

                  (i) the Notes;

                  (ii) Indebtedness incurred to finance the making of capital improvements to the Facilities required to maintain compliance with applicable law, or anticipated changes therein; provided that no such Indebtedness may be incurred unless at the time of such incurrence, the Independent Engineer confirms as reasonable (A) a certification by the Company that the proposed capital improvements are reasonably expected to enable such Facility to comply with applicable law or anticipated changes therein and (B) the calculations of the Company that demonstrate, after giving effect to the incurrence of such Indebtedness, the minimum Forward Debt Service Coverage Ratio (x) for the next four consecutive fiscal quarters, taken as one annual period, commencing with the quarter in which such Indebtedness is incurred and
         (y) for each subsequent fiscal year through the maturity date of the Notes, will not be less than 1.1 to 1;

                  (iii) Indebtedness incurred to finance the making of capital improvements to the Facilities so long as after giving effect to the incurrence of such Indebtedness (A) no Default or Event of Default has occurred and is continuing and (B) the then current rating of the Notes is at least as high as the rating of the Notes on the Issue Date and the Rating Agencies confirm that the incurrence of such Indebtedness will not result in a Rating Downgrade;

                  (iv) Interest Rate Agreements;

                  (v) Subordinated Indebtedness of the Company; and

                  (vi) Indebtedness incurred to refinance, renew, replace, defease or refund, in whole or part, any Indebtedness specified in clauses (i) through (v) (inclusive) above and any Indebtedness incurred pursuant to this clause (vi) (plus accrued interest and fees and expenses related to such financing renewal, replacement, defeasance or refunding); provided that any such refinancing must be on terms no less favorable in the aggregate to the Company than the outstanding Indebtedness refinanced (as determined by the Managing Member of the Company in good faith).

                  (b) Any Indebtedness will be deemed to have been satisfied and discharged and, at all relevant times, deemed to be neither existing nor outstanding for all purposes if there has been irrevocably deposited in trust for the benefit of the holders of such Indebtedness any combination of money or obligations issued by or guaranteed by the full faith and credit of the United States of America sufficient to pay all interest and principal, including applicable premium, if any, when due on such Indebtedness for the sole purpose of payment of such Indebtedness.

                  SECTION 1011. Limitation on Indebtedness of the Company's Subsidiaries.

                  No Subsidiary of the Company shall create, incur or suffer to exist any Indebtedness other than (i) Indebtedness outstanding on the date the Notes are originally issued and any Indebtedness incurred to refinance, renew, replace, defease or refund, in whole or part, any such Indebtedness (plus accrued interest and fees and expenses related to such financing, renewal, replacement, defeasance or refunding); provided that any such refinancing must be on terms no less favorable in the aggregate to the Company and its Subsidiaries than the outstanding Indebtedness refinanced (as determined by the Managing Member of the Company in good faith); (ii) up to $225 million of Indebtedness incurred to finance capital improvements to the Facilities so long as after giving effect to the incurrence of such Indebtedness (A) no Default or Event of Default has occurred and is continuing and (B) the then current rating of the Notes is at least as high as the rating of the Notes on the Issue Date and, the Rating Agencies confirm that the incurrence of such Indebtedness will not result in a Rating Downgrade; and (iii) up to $25 million of Indebtedness incurred or assumed solely for the purpose of financing the cost of acquiring or constructing an asset or for working capital purposes. This Section 1011 does not prohibit intercompany loans between the Company and any of its Subsidiaries or between two Subsidiaries of the Company.

                  SECTION 1012. Limitation on Restricted Payments.

                  The Company may declare and pay dividends or pay or make any other distributions on account of its Capital Stock or Subordinated Indebtedness on a quarterly basis; provided that (a) no Default or Event of Default has occurred and is continuing, (b) the amount of such dividends or other distributions paid or made, as applicable, do not exceed 100% of Net Cashflow after the Issue Date and (c) (1) for restricted payments made through September 30, 2001, the Company (A) has maintained a Debt Service Coverage Ratio of at least 1.20 to 1 over the four preceding fiscal quarters, taken as one annual period, and (B) has projected a Debt Service Coverage Ratio (as certified by the Company to the Trustee) for the next four fiscal quarters, taken as one annual period, of at least 1.20 to 1 and (2) for restricted payments made after September 30, 2001, the Company (A) has maintained a Debt Service Coverage Ratio of at least 1.25 to 1 over the four preceding fiscal quarters, taken as one annual period, and (B) has projected a Debt Service Coverage Ratio (as certified by the Company to the Trustee) for the next four fiscal quarters, taken as one annual period, of at least 1.25 to 1. In the event the Company is prevented from paying dividends or paying or making other distributions on its Capital Stock or Subordinated Indebtedness pursuant to the provisions of clause (c) in the preceding sentence, it may not pay dividends or pay or make distributions in respect of its Capital Stock or Subordinated Indebtedness until the requirements described in clause (c) above have been met for two consecutive fiscal quarters (a "restricted payment suspension"); provided, however, that, if the Company meets for any fiscal quarter during a restricted payment suspension the required Debt Service Coverage Ratio over the four preceding fiscal quarters, taken as one annual period, and the projected Debt Service Coverage Ratio for the next four fiscal quarters, taken as one annual period, as well as the requirements set forth in clauses (a) and (b) above, then it may pay a dividend or pay or make a distribution in respect of its Capital Stock or Subordinated Indebtedness in an amount not to exceed Net Cashflow for such quarter. The fair market value of distributions of assets, other than cash, in excess of $10 million shall be determined by an Independent Investment Banker, or if less than $10 million, shall be determined in good faith by the Managing Member of the Company.


                  SECTION 1013. Limitation on Transactions with Affiliates.

         The Company shall not, and shall not permit any Subsidiary to, enter into any material transaction or arrangement, whether or not in the ordinary course of business, with any Affiliate that is not on terms and conditions at least as favorable as would be obtained in a comparable arm's-length transaction with a Person other than an Affiliate as determined in good faith by the Managing Member of the Company.

                  SECTION 1014. Limitation on Liens.

                  So long as any Notes are outstanding, the Company may not, and may not permit any Subsidiary to, create, incur, assume, or suffer to exist any Indebtedness of the Company or any of its Subsidiaries that is secured by any Lien of or upon any Principal Operating Property, whether owned on the Issue Date or thereafter acquired, without in any such case effectively securing the Notes (together with, if the Company shall so determine, any other Indebtedness of the Company ranking equally with the Notes) equally and ratably with such Indebtedness (but only so long as such Indebtedness is so secured).

                  The foregoing restriction will not apply to: (i) the Pledged Interests; (ii) any Liens existing on the Issue Date, including any Lien which would extend to property acquired after the Issue Date pursuant to any agreement entered into prior to the Issue Date, or any Lien created pursuant to an "after-acquired property" clause or similar terms in existence on the Issue Date; (iii) Liens to secure Indebtedness incurred pursuant to clause (ii) or clause (iii) of Section 1011 hereof; (iv) any Lien on any asset existing thereon at the time of acquisition of such asset and not created in connection with or in contemplation of such acquisition; provided that the incurrence of such Indebtedness is permitted under Sections 1010 or 1011 hereof; (v) any Lien arising solely by operation of law; (vi) any Lien in the form of a tax or other statutory lien; provided that any such Lien shall be discharged within 60 days after the date it is created or arises (unless contested in good faith by the Company or such Subsidiary, in which case it shall be discharged within 60 days after final adjudication);
(vii) any Lien securing Indebtedness of the Company or any of its Subsidiaries, all or a portion of the net proceeds of which are used, substantially concurrently with the funding thereof (and for purposes of determining such "substantial concurrence," taking into consideration, among other things, required notices to be given to holders of outstanding securities under the Indenture (including the Notes) in connection with such refunding, refinancing or repurchase, and the required corresponding durations thereof), to refinance, refund or repurchase all outstanding securities under the Indenture (including the Notes), including the amount of all accrued interest thereon and reasonable fees and expenses and premium, if any, incurred by the Company or any such Subsidiaries in connection therewith; and (viii) any extension, renewal, refinancing, refunding or replacement (or successive extensions, renewals, refinancing, refundings or replacements), in whole or in part, of any Lien referred to in clauses (ii) through (vii); provided, however, that the principal amount of Indebtedness secured thereby and not otherwise authorized by said clauses (ii) to (vii), inclusive, shall not exceed the principal amount of Indebtedness, plus any premium, fee and related costs and expenses incurred or payable to third parties in connection with any such extension, renewal, refinancing, refunding or replacement, so secured at the time of such extension, renewal, refinancing, refunding or replacement.

                  SECTION 1015. Purchase of Notes upon a Change of Control.

                  (a) If a Change of Control occurs at any time, then each Holder of Notes shall have the right to require that the Company purchase all, but not less than all, of such Holder's Notes at a purchase price in cash equal to 101% of the outstanding principal amount of such Notes, plus accrued and unpaid interest, if any, to the date of purchase, pursuant to the offer described below (the "Change of Control Offer") and the other procedures set forth in this Indenture.

                  (b) Within 30 days following any Change of Control, the Company shall notify the Trustee thereof and give written notice of such Change of Control to each Holder in the manner provided in Section 107 stating, among other things:

                  (i) that a Change in Control has occurred with respect to the Company and that such Holder has the right to require the Company to repurchase all, but not less than all, of such Holder's Notes at a repurchase price in cash equal to 101% of the outstanding principal amount thereof plus accrued and unpaid interest to the date of repurchase

         (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date);

                  (ii) the purchase price and the expiration date of the Change of Control Offer, which will be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed or such later date as is necessary to comply with any applicable requirements under the Exchange Act and the purchase date, which will not be more than five Business days following the expiration date (the "Purchase Date");

                  (iii) that any Note not tendered will continue to accrue interest pursuant to its terms;

                  (iv) that, unless the Company defaults in the payment of the purchase price, any Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on and after the Purchase Date;

                  (v) the places where the Notes to be purchased are to be surrendered;

                  (vi) that Holders electing to have a Note purchased pursuant to the Change of Control Offer will be required to surrender the Note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Purchase Date;

                  (vii) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Purchase Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his or her election to have such Notes purchased; and

                  (viii) any other procedures that a Holder must follow to accept a Change of Control Offer or to withdraw such acceptance, including procedures of DTC.

                  (c) Notwithstanding paragraphs (a) and (b) above, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 1015 applicable to Change of Control Offer made by the Company and purchases all the Notes validly tendered and not withdrawn under such Change of Control Offer.

                  (d) The Company shall comply with the applicable tender offer rules, including Rule-14e under the Exchange Act, and any other applicable securities laws and regulations in connection with a Change of Control Offer. To the extent that provisions of any applicable securities laws or regulations conflict with provisions of this Section 1015, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 1015 by virtue thereof.

                  (e) Holders electing to have Notes purchased will be required to surrender such Notes to the Company at the address specified in the notice at least five Business Days prior to the Purchase Date. Holders will be entitled to withdraw their election if the Company receives, not later than three Business Days prior to the Purchase Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes delivered for purchase by the Holder as to which his election is to be withdrawn, and a statement that such Holder is withdrawing his election to have such Notes purchased.

                  (f) The Company shall not create or permit to exist or become effective any restriction (other than restrictions existing under Indebtedness or the Security Documents as in effect on the date of this Indenture) that would materially impair the ability of the Company to make a Change of Control Offer to purchase the Notes or, if such Change of Control Offer is made, to pay for the Notes tendered for purchase.

                  SECTION 1016. Limitation on Certain Asset Sales.

                  Except with respect to a sale of all or substantially all of the Company's assets pursuant to Article Eight, the Company may not sell, transfer, assign or otherwise dispose of any Operating Partnership, Managing General Partner or other Subsidiary of the Company that holds an interest, directly or indirectly, in any Operating Partnership or Managing General Partner, or any interest in any of the foregoing, and no Operating Partnership or other Subsidiary of the Company may sell, transfer, assign or otherwise dispose of assets owned by such Operating Partnership or other Subsidiary, as the case may be, except Excluded Dispositions, unless, the then current rating of the Notes is at least as high as the rating of the Notes on the Issue Date and, after giving effect to such sale, transfer, assignment or other disposition, the Rating Agencies confirm that a Rating Downgrade will not result.

                  SECTION 1017. Waiver of Certain Covenants.

                  The Company may omit in any particular instance to comply with any term, provision or condition set forth in Section 801 or Sections 1006 through 1021, inclusive, if before or after the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Notes, by Act of such Holders, waive such compliance in such instance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

                  SECTION 1018. Maintenance of QF Status.

                  The Company must maintain and must cause each of its Subsidiaries to maintain all the Facilities in conformity with the requirements under PURPA necessary to retain QF status, unless the loss of such status would not have a Material Adverse Effect.

                  SECTION 1019. Project Documents.

                  The Company will, and will cause its Subsidiaries to, (i) perform and observe in all material respects the covenants and agreements contained in each of the Project Documents, (ii) enforce, defend and protect all of its material rights contained in any of the Project Documents and (iii) take all reasonable and necessary actions to prevent the termination or cancellation of any of the Project Documents unless the Managing Member of the Company determines in good faith that such failure to perform, observe, enforce, defend, protect or act is in the best interest of the Company.

                  In addition, the Company will not, and will cause its Subsidiaries not to:

                   (i) breach any obligation under any Project Document to which it is a party and fail to cure such breach within the applicable cure period provided for in such Project Document (or, if no cure period is specified in such Project Document, within 30 days of such breach);

                  (ii) (x) amend, vary or waive, or consent to any amendment, variation or waiver of, any terms of any of the Project Documents to which it is a party, (y) release, surrender, cancel or terminate any rights or obligations under, or discharge any obligations (other than by performance) of, the Project Documents to which it is a party or (z) affirmatively consent to the assignment by any party to certain Project Documents of such party's right or obligations under such Project Documents without the consent of Holders holding at least 66 2/3% in aggregate principal amount of the outstanding Notes; or

                  (iii) assign, transfer or otherwise dispose of any of its rights in any of the Project Documents to which it is a party,

unless, in case of each of (i), (ii) or (iii) above, such action would not have a Material Adverse Effect.

                  SECTION 1020. Nature of the Business.

                  The Company and its Subsidiaries may not engage in any business other than the Line of Business.

                  SECTION 1021. Government Approvals; Compliance with Laws.

                  The Company will, and will cause each of its Subsidiaries, to seek and maintain such governmental licenses, permits and approvals as are reasonably required to conduct the business engaged in by the Company or such Subsidiary and the failure of which to seek or maintain could not reasonably be expected to have a Material Adverse Effect.

                  The Company will, and will cause each of its Subsidiaries to, comply with all applicable laws, rules, regulations and orders of, and all applicable restrictions imposed by, any Governmental Authority in respect of the conduct of its business and the ownership of its properties, except to the extent that any noncompliance therewith could not reasonably be expected to have a Material Adverse Effect.


                                 ARTICLE ELEVEN

                              REDEMPTION OF NOTES

                  SECTION 1101. Optional Redemption.

                  (a) Each series of the Notes may be redeemed at the option of the Company, at any time as a whole or from time to time in part, on not less than 30 nor more than 60 days' prior notice to the Holders of such series of Notes, on a Redemption Date prior to its maturity, at a redemption price (the "Optional Redemption Price") equal to (i) 100% of the outstanding principal amount thereof; plus (ii) accrued and unpaid interest thereon to the Redemption Date; plus (iii) the Make Whole Premium. In no event will the Optional Redemption Price ever be less than 100% of the principal amount of the Notes (or portion thereof) being redeemed plus accrued and unpaid interest thereon to the Redemption Date.

                  (b) The Company is not required to make sinking funds payments with respect to the Notes.

                  SECTION 1102. Mandatory Redemption at Par.

                  (a) Events of Loss. Upon the occurrence of an Event of Loss, the Company will be obligated to use the Remaining Net Loss Proceeds received by the Company to redeem the Notes without any premium at a redemption price (the "Mandatory Redemption Price") equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest thereon to the Redemption Date. The Company will not be obligated to redeem any Notes upon the occurrence of an Event of Loss if (i) the aggregate amount of Remaining Net Loss Proceeds from such Event of Loss does not exceed $5 million or (ii) the then current rating of the Notes is at least as high as the rating of the Notes on the Issue Date and, after giving effect to such Event of Loss and the use or contemplated use of the proceeds therefrom as announced by the Company, the Rating Agencies confirm that a Rating Downgrade will not result.

                  (b) Power Contract Buyouts. All of the Notes will be subject to mandatory redemption without any premium at the Mandatory Redemption Price if an Operating Partnership receives at any time an aggregate amount of Net Buyout Proceeds in excess of $25 million from one or more Power Contract Buyouts related to its Facility, unless the then current rating of the Notes is at least as high as the rating of the Notes on the Issue Date and, after giving effect to such buyout and the use or contemplated use of the proceeds therefrom as announced by the Company, the Rating Agencies confirm that a Rating Downgrade will not result; provided, however, that in lieu of the foregoing the Company may redeem a portion of the Notes at the Mandatory Redemption Price if, the then current rating of the Notes is at least as high as the rating of the Notes on the Issue Date and, after giving effect to such buyout, the use or contemplated use of the proceeds therefrom as announced by the Company and any partial redemption, the Rating Agencies confirm that a Rating Downgrade will not result.

                  (c) If the Notes are redeemed pursuant to this Section 1102, the Notes will be redeemed (i) pari passu with any other senior secured debt of the Company which requires redemption or repayment and (ii) pro rata among each of the series of the Notes. Notice of redemption will be mailed to each Holder of the series of Notes being redeemed at such Holder's address of record. Interest will cease to accrue on any series of Notes on and after the Redemption Date.

                  SECTION 1103. Applicability of Article.

                  Redemption of Notes at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article Eleven.

                  SECTION 1104. Election to Redeem; Notice to Trustee.

                  The election of the Company to redeem any Notes pursuant to
Section 1101 or 1102(b) shall be evidenced by a Member Resolution. In case of any redemption pursuant to 1101 or 1102, the Company shall, at least 45 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Notes to be redeemed and shall deliver to the

Trustee such documentation and records as shall enable the Trustee to select the Notes to be redeemed pursuant to Section 1105.

                  SECTION 1105. Selection by Trustee of Notes to Be Redeemed.

                  If less than all the Notes are to be redeemed, the particular Notes to be redeemed shall be selected not more than 45 days prior to the Redemption Date by the Trustee, from the Outstanding Notes not previously called for redemption, either by lot, pro-rata or by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal of Notes.

                  The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

                  For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

                  SECTION 1106. Notice of Redemption.

                  Notice of redemption shall be given in the manner provided for in Section 107 not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed.

                  All notices of redemption shall state:

                  (a) the Redemption Date,

                  (b) the Redemption Price and the amount of accrued interest to the Redemption Date payable as provided in Section 1108, if any,

                  (c) the provisions of this Indenture pursuant to which the redemption is being made,

                  (d) if less than all outstanding Notes are to be redeemed, the identification (and, in the case of a partial redemption, the principal amounts) of the particular Notes to be redeemed,

                  (e) in case any Note is to be redeemed in part only, the notice which relates to such Note shall state that on and after the Redemption Date, upon surrender of such

         Note, the Holder will receive, without charge, a new Note or Notes of authorized denominations for the principal amount thereof remaining unredeemed,

                  (f) that on the Redemption Date the Redemption Price (and accrued interest, if any, to the Redemption Date payable as provided in
         Section 1108) will become due and payable upon each such Note, or the portion thereof, to be redeemed, and that interest thereon will cease to accrue on and after said date,

                  (g) the place or places where such Notes are to be surrendered for payment of the Redemption Price and accrued interest, if any, and

                  (h) the CUSIP number.

                  Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

                  SECTION 1107. Deposit of Redemption Price.

                  Not later than 10:00 a.m. on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in
Section 1003) an amount of money sufficient to pay the Redemption Price of, and any accrued interest on, all the Notes which are to be redeemed on that date.

                  SECTION 1108.  Notes Payable on Redemption Date.

                  Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless the Company shall default in the payment of the Redemption Price or accrued interest, if any) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant Regular Record Dates according to their terms and the provisions of Section 309.

                  If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes.

                  SECTION 1109.  Notes Redeemed in Part.

                  Any Note which is to be redeemed only in part shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to Section 1002 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holders attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

                                 ARTICLE TWELVE

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

                  SECTION 1201. Company Option to Effect Legal Defeasance or
                                Covenant Defeasance.

                  The Company may, at its option and at any time, with respect to the Notes, elect to have either Section 1202 or Section 1203 be applied to all Outstanding Notes upon compliance with the conditions set forth below in this Article Twelve.

                  SECTION 1202. Legal Defeasance and Discharge.

                  Upon the Company's exercise under Section 1201 of the option applicable to this Section 1202, the Company shall be deemed to have been discharged from its obligations with respect to all Outstanding Notes on the date the conditions set forth in Section 1204 are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the Outstanding Notes, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 1205 and the other Sections of this Indenture referred to in (A) and (B) below, and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of Outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (B) the Company's obligations under Sections 304, 305, 306, 307, 308, 609(e), 1002 and 1003, (C)
the rights, powers, trusts, duties and immunities of the Trustee hereunder and
(D) this Article Twelve. Subject to compliance with this Article Twelve, the Company may exercise its option under this Section 1202 notwithstanding the prior exercise of its option under Section 1203 with respect to the Notes.

                  SECTION 1203.  Covenant Defeasance.

                  Upon the Company's exercise under Section 1201 of the option applicable to this Section 1203, the Company shall be released from its obligations under any covenant contained in Section 801 and in Sections 1006 through 1016 and Sections 1018 through 1020 with respect to the Outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not to be "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the Outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 501(c), but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

                  SECTION 1204. Conditions to Legal Defeasance or Covenant Defeasance.

                  The following shall be the conditions to application of either
Section 1202 or Section 1203 to the Outstanding Notes:

                  (a) the Company must irrevocably deposit or cause to be deposited with the Trustee (or another trustee satisfying the requirements of Section 608 who shall agree to comply with the provisions in this Article Twelve applicable to it), as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders, money in an amount, or U.S. Government Obligations that through the scheduled payment of principal and interest thereon will provide money in an amount, or a combination thereof, in each case, sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the principal of, premium, if any, and interest then due or known to be due on the Outstanding Notes on the Stated Maturity (or Redemption Date, if applicable) of such principal (and premium, if any) or installment of interest;

                  (b) no Default or Event of Default has occurred and is continuing on the date of such deposit or, insofar as an event of bankruptcy under Section 501(d) or (e) is concerned, at any time during the period ending on the 91st day after the date of such deposit;

                  (c) such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound;

                  (d) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel stating that the Company has received from, or there has been published by, the Internal Revenue Service a ruling or, since the date of this Indenture, there has been a change in applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                  (e) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; and

                  (f) the Company must have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to either the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

                  SECTION 1205. Deposited Money and U.S. Government Obligations
                                to Be Held in Trust; Other Miscellaneous
                                Provisions.

                  Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 1205, the "Trustee") pursuant to Section 1204 in respect of the Outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

                  The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Governmental Obligations deposited pursuant to Section 1204 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Notes.

                  Anything in this Article Twelve to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 1204 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance, as applicable, in accordance with this Article Twelve.

                  SECTION 1206.  Reinstatement.

                  If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 1205 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 1202 or 1203, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 1205; provided, however, that if the Company makes any payment of principal of, or premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                ARTICLE THIRTEEN

                                    SECURITY

                  SECTION 1301.  Collateral.

                  (a) As security for the payment and performance by the Company of its obligations under this Indenture and the Notes, the Company shall, on the Issue Date, enter into the Common Security Agreement and comply with the terms and provisions thereof as amended from time to time.

                  (b) In addition, as security for the payment and performance by the Company of its obligations under the Indenture and the Notes, ECP Holding Company, ECT Merchant and CalPERS will, on the Issue Date, enter into each Security Document to which such Person is a party and comply with the terms and provisions thereof as amended from time to time.

                  (c) Each Holder, by its acceptance of a Note, consents and agrees to the terms of the Security Documents (including, without limitation, the provisions providing for foreclosure and release of the Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms, and authorizes and directs the Trustee to enter into the

Security Documents and to perform its respective obligations and exercise its respective rights thereunder in accordance therewith. Except as permitted under this Indenture or the Security Documents, the Company will do or cause to be done all such acts and things as may be necessary and proper, or as may be required by the provisions of the Security Documents, to assure and confirm to the Trustee the security interest in the Collateral contemplated hereby, by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. Except as permitted under this Indenture or the Security Documents, the Company shall take, and shall cause to be taken upon request of the Trustee, any and all actions reasonably required to cause the Security Documents to create and maintain, as security for the obligation of the Company under this Indenture and the Notes, valid and enforceable first priority liens in and on all the Collateral, in favor of the Trustee, superior to and prior to the rights of third Persons and subject to no other Liens.

                  (d) Any Additional Notes issued shall share equally and ratably in the Collateral with the Initial Notes.

                  SECTION 1302. Recording, Etc.

                  The Company will cause, at its own expense, this Indenture and each of the Security Documents, and all amendments or supplements thereto, to be registered, recorded and filed or re-recorded, re-filed and renewed in such manner and in such place or places, if any, as may be required by law in order fully to preserve and protect the security interests created under the Security Documents and to effectuate and preserve the security therein granted to the Trustee hereunder for the benefit of the Holders.

                  The Company will comply with all applicable provisions of the TIA, including, without limitation, Section 314(b) of the TIA.

                  SECTION 1303. Debt Service Reserve Account.

                  (a) The Company will, or will cause the Account Collateral Securities Intermediary to, establish an account (the "Debt Service Reserve Account") on or prior to the Issue Date. The Company will (i) on the Issue Date, cause to be deposited with the Account Collateral Securities Intermediary for deposit into the Debt Service Reserve Account and (ii) maintain at all times after the Issue Date, an amount equal to the Debt Service Reserve Requirement. Notwithstanding the foregoing, the Company may elect not to fund the Debt Service Reserve Account, in whole or in part, or may withdraw all or any portion of the amount in the Debt Service Reserve Account, or cancel or reduce the Available Amount of any Debt Service Credit Support, to the extent that cash on deposit in the Debt Service Reserve Account, together with any Debt Service Credit Support, exceeds the Debt Service Reserve Requirement.

                  (b) If the Company has failed to provide to the Paying Agent on the third Business Day prior to any Payment Date sufficient funds to pay principal of, premium, if any, and interest due on the Notes on such Payment Date (each such deficiency, a "Debt Service Deficiency"), then the Trustee shall
(i) to the extent there is insufficient cash in the Debt Service Reserve Account to pay such Debt Service Deficiency, draw upon first the undertaking and second any letter of credit, in each case referred to in the definition of Debt Service Credit Support and (ii) direct the Account Collateral Securities Intermediary to disburse to the Paying Agent from the Debt Service Reserve Account on such Payment Date an amount equal to such Debt Service Deficiency.

                  The Trustee shall direct the Account Collateral Securities Intermediary to sell or liquidate all or any portion of the Dollar Permitted Investments held in or in respect of the Debt Service Reserve Account at any time that the Trustee determines that the proceeds thereof are required for any release or transfer of available funds from the Debt Service Reserve Account to any Person (or any account of any Person) pursuant to the terms of the Common Security Agreement or this Indenture, and neither the Trustee nor the Account Collateral Securities Intermediary shall have any liability to any of the Holders, the Company or any other Person for, or as a result of, any losses suffered from any such sale or liquidation unless such losses result from the Trustee's or such Account Collateral Security Intermediary's negligence or wilful misconduct.

                  (c) If at any time the balance of the Debt Service Reserve Account (including Available Amounts under Debt Service Credit Support) exceeds the Debt Service Reserve Requirement, and no Default or Event of Default has occurred and is continuing, the Trustee, on written request of the Company, shall direct the Account Collateral Securities Intermediary to pay over to the Company or its designees any such excess cash or cancel any excess amount of Debt Service Credit Support, or both, as requested by the Company, to the extent of such excess.

                  (d) If at any time the balance of the Debt Service Reserve Account (including Available Amounts under Debt Service Credit Support) does not meet the Debt Service Reserve Requirement, the Company shall not pay dividends or make distributions in respect of its Capital Stock or Subordinated Indebtedness.

                  (e) If on the date three Business Days prior to any Payment Date there shall be a Debt Service Deficiency, then the Paying Agent shall notify the Trustee in writing on such date.

                  SECTION 1304. Investment of Funds in Debt Service Reserve Account.

                  So long as no Default or Event of Default shall have occurred and be continuing, the Trustee, at the instruction of the Company, shall direct the Account Collateral Securities Intermediary to (i) invest and reinvest all funds in the Debt Service Reserve Account in Dollar Permitted Investments and
(ii) invest interest paid on the Dollar Permitted Investments referred to in clause (i) above, and reinvest other proceeds of any such Dollar Permitted Investments that may mature or be sold, in each case, in such Dollar Permitted Investments in the name of the Account Collateral Securities Intermediary (the Dollar Permitted Investments referred to in clauses (i) and (ii) above being, collectively, the "Collateral Investments").

                  If any Default or Event of Default shall have occurred and be continuing, the Trustee shall direct the Account Collateral Securities Intermediary to invest and reinvest the funds in the Debt Service Reserve Account in Dollar Permitted Investments of the type specified in clause (D) of the definition thereof.

                  The Trustee shall have no obligation to direct the Account Collateral Security Intermediary to invest or reinvest any amounts held hereunder in the absence of written investment direction, and in no event shall the Trustee or the Account Collateral Security Intermediary be liable for (i) the selection of Dollar Permitted Investments or for investment losses incurred thereon or (ii) losses incurred as a result of the liquidation pursuant to written instructions of any investment prior to its stated maturity.

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.


                                      EAST COAST POWER L.L.C.



                                      By:     /s/ ROSS D. AIN
                                         ---------------------------------------
                                           Name:  Ross D. Ain
                                           Title: President


                                      THE BANK OF NEW YORK,
                                      as Trustee



                                      By:     /s/ MARY BETH LEWICKI
                                         ---------------------------------------
                                           Name:  Mary Beth Lewicki
                                           Title: Assistant Vice President


U

                                                                       EXHIBIT A

                                 [FACE OF NOTE]


                             EAST COAST POWER L.L.C.


                      [__]% Senior Secured Note Due 20[__]*


                                                               CUSIP[ _________]

No. [_______]                                                   $[_____________]

                  EAST COAST POWER L.L.C., a Delaware limited liability company (the "Company", which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to _________________, or its registered assigns, the outstanding principal sum of [WRITTEN AMOUNT] ($[amount]), on or prior to [MATURITY DATE]2 or such earlier date as this Note may be redeemed (the "Maturity Date"), such payment to be made in quarterly installments on March 31, June 30, September 30 and December 31, and end on the Maturity Date set forth above, each such installment to be in an amount equal to the Outstanding principal amount on the Issue Date multiplied by the percentage set forth opposite the applicable Payment Date on Annex A attached hereto (provided that the portion of the principal amount remaining unpaid on the Maturity Date, together with all interest accrued thereon, shall in any and all cases be due and payable on the Maturity Date), and to pay interest thereon from April 20, 1999 or from the most recent Payment Date to which interest has been paid or duly provided for, quarterly on March 31, June 30, September 30 and December 31, in each year, commencing on June 30, 1999, at a rate of [ ]%*** per annum, until the principal hereof is paid or made available for payment, plus additional interest (to the extent that the payment of such interest shall be legally enforceable) at the rate of 1.0% per annum on any overdue principal and premium and on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business

--------

* Insert title of relevant series: 6.737% Senior Secured Notes Due 2008, 7.066% Senior Secured Notes Due 2012 and 7.536% Senior Secured Notes Due 2017.

** Insert applicable Maturity Date for the series: March 31, 2008 for the 2008 Notes, March 31, 2012 for the 2012 Notes and June 30, 2017 for the 2017 Notes.

*** Insert applicable Interest rate for the series: 6.737% for Senior Secured Notes Due 2008, 7.066% for Senior Secured Notes Due 2012 and 7.536% for Senior Secured Notes Due 2017.

on the Regular Record Date for such interest, which shall be the March 15, June 15, September 15 or December 15 (whether or not a Business Day), as the case may be, next preceding such Payment Date. Any such principal or interest not so punctually paid or duly provided for (collectively, "Defaulted Payments") will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Payment to be fixed by the Company, notice whereof shall be given by the Trustee to Holders of Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

                  Interest Rate:            [___]% per annum.****

                  Payment Dates:            March 31, June 30, September 30 and
                                            December 31 of each year, commencing
                                            June 30, 1999.

                  Regular Record Dates:     March 15, June 15, September 15 and
                                            December 15 of each year.

                  Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Terms used but not otherwise defined herein shall have their meanings as defined in the Indenture. The provisions of this Note do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Indenture.

--------

**** Insert applicable Interest rate for the series: 6.737% for Senior Secured Notes Due 2008, 7.066% for Senior Secured Notes Due 2012 and 7.536% for Senior Secured Notes Due 2017.

                  IN WITNESS WHEREOF, the Company has caused this Note to be duly executed manually or by facsimile by its duly authorized officers.


Dated:                                       EAST COAST POWER L.L.C.



                                             By:  __________________________
                                                  Name:
                                                  Title:


                                             By:  __________________________
                                                  Name:
                                                  Title:

                 FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION


Dated:

                  This is one of the [__]% Senior Secured Notes due 20[__]***** of the Company described in the within-mentioned Indenture.


                                               THE BANK OF NEW YORK, as Trustee



                                               By:  ____________________________
                                                    Authorized Signatory

--------

***** Insert title of relevant series: 6.737% Senior Secured Notes Due 2008, 7.066% Senior Secured Notes Due 2012 and 7.536% Senior Secured Notes Due 2017.

                             [REVERSE SIDE OF NOTE]

                             EAST COAST POWER L.L.C.

                      [__]% Senior Secured Note due 20[__]*


1.       Principal and Interest.

                  The Company will pay the principal of this Note on or prior to [_________], 20[__]** in the manner set forth on the face of this Note.

                  The Company promises to pay interest on the principal amount of this Note on each Payment Date, as set forth below, at the rate per annum shown above.

                  Interest will be payable quarterly (to the Holders of record of the Notes (or any predecessor Notes) at the close of business on the March 15, June 15, September 15 or December 15, immediately preceding the Payment
Date) on each Payment Date, commencing June 30, 1999.

                  [If (a) the Exchange Offer Registration Statement is not filed with the Commission on or prior to the 90th calendar day following the Closing Date, (b) the Exchange Offer Registration Statement is not declared effective on or prior to the 240th calendar day following the Closing Date or the Exchange Offer is not consummated on or prior to the 270th calendar day following the Closing Date or (c) a Shelf Registration Statement is not declared effective when required, the interest rate borne by the Notes (and on the Exchange Notes) will increase by 0.5% per annum. Upon the filing of the Exchange Offer Registration Statement, the effectiveness of the Exchange Offer Registration Statement, the consummation of the Exchange Offer or the effectiveness of a Shelf Registration Statement, as the case may be, the interest rate borne by the Notes from the date of such filing, effectiveness or consummation, as the case may be, will be reduced to the original interest rate set forth above; provided, however, that, if after any such reduction in interest rate, a different event specified in clause (a), (b) or (c) above occurs, the interest rate may again be increased pursuant to the foregoing provisions.]***


--------

* Insert title of relevant series: 6.737% Senior Secured Notes Due 2008, 7.066% Senior Secured Notes Due 2012 and 7.536% Senior Secured Notes Due 2017.

** Insert applicable Maturity Date for the series: March 31, 2008 for the 2008 Notes, March 31, 2012 for the 2012 Notes and June 30, 2017 for the 2017 Notes.

*** Do not include for Exchange Notes.

                  Interest on this Note will accrue from the most recent date to which interest has been paid [on this Note or the Note surrendered in exchange herefor]* or, if no interest has been paid, from April 20, 1999; provided that, if there is no existing default in the payment of interest and if this Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Payment Date, interest shall accrue from such Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.


2.       Method of Payment.

                  The principal of, premium, if any, and interest on the Notes shall be payable and the Notes shall be exchangeable and transferable at the office or agency of the Company in the Borough of Manhattan, The City of New York, maintained for such purposes (which initially shall be the Corporate Trust Office of the Trustee) or, at the option of the Company, interest may be paid by check mailed to the address of the Person entitled thereto as such address shall appear on the Register.


3.       Paying Agent and Registrar.

                  Initially, the Trustee will act as Paying Agent and Security Registrar. The Company may change any Paying Agent or Security Registrar upon written notice thereto. The Company, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Security Registrar or co-registrar.


4.       Indenture; Limitations.

                  The Company issued the Notes under an Indenture dated as of April 20, 1999 (the "Indenture"), between the Company and The Bank of New York, as trustee (the "Trustee"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

                  The Notes are general obligations of the Company. The aggregate principal amount of the Notes is unlimited.

--------

* Include only for Exchange Notes.

5.       Optional Redemption.

                  The Notes (or Additional Notes, if any) may be redeemed at the option of the Company, in whole or in part, at any time and from time to time at an Optional Redemption Price equal to 100% of the Outstanding principal amount, plus accrued and unpaid interest, if any, thereon to the Redemption Date, plus a Make Whole Premium.

                  Notice of a redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder to be redeemed at such Holder's last address as it appears in the Register. On and after the Redemption Date, interest ceases to accrue on Notes or portions of Notes called for redemption, unless the Company defaults in the payment of the Redemption Price.


6.       Mandatory Redemption at Par.

                    Upon the occurrence of an Event of Loss, the Company will be obligated to use the Remaining Net Loss Proceeds received by the Company to redeem the Notes without any premium at the Mandatory Redemption Price. The Company will not be obligated to redeem any Note upon the occurrence of an Event of Loss if the aggregate amount of Remaining Net Loss Proceeds from each Event of Loss does not exceed $5 million or, if the then current rating of the Notes is at least as high as the rating of the Notes on the Issue Date and, after giving effect to such Event of Loss and the use or contemplated use of the proceeds therefrom as announced by the Company, the Rating Agencies confirm that a Rating Downgrade will not result.


                  All of the Notes will be subject to mandatory redemption without any premium at the Mandatory Redemption Price if an Operating Partnership receives at any time an aggregate amount of Net Buyout Proceeds in excess of $25 million from one or more Power Contract Buyouts related to its Facility, unless the then current rating of the Notes is at least as high as the rating of the Notes on the Issue Date and, after giving effect to such buyout and the use or contemplated use of the proceeds therefrom as announced by the Company, the Rating Agencies confirm that a Rating Downgrade will not result; provided, however, that in lieu of the foregoing the Company may redeem a portion of the Notes at the Mandatory Redemption Price if, after giving effect to the buyout, the partial redemption and the use or contemplated use of the proceeds therefrom as announced by the Company, the then current rating of the Notes is at least as high as the rating of the Notes on the Issue Date and the Rating Agencies confirm that a Rating Downgrade will not result.

                  If the Notes are redeemed pursuant to any of the foregoing provisions, the Remaining Net Loss Proceeds will be applied (i) pari passu with any other senior secured debt of the Company which requires redemption or repayment and (ii) pro rata among each of the series of the Notes. Notice of redemption will be mailed to each Holder of the series of Notes being redeemed at such Holder's address of record. Interest will cease to accrue on any series of Notes on and after the Redemption Date.


7. Repurchase upon a Change in Control.

                  If a Change of Control occurs at any time, then each Holder of Notes shall have the right to require that the Company purchase all, but not less than all, of such Holder's Notes at a purchase price in cash equal to 101% of the Outstanding principal amount of such Notes or Additional Notes, plus accrued and unpaid interest, if any, to the date of purchase, pursuant to the offer described in the Indenture.


8.       Denominations; Transfer; Exchange.

                  The Notes are issued only in registered form without coupons and initially only in denominations of $1,000 and any integral multiple thereof and provided that after initial issuance, Notes may be issued upon exchange or transfer in such amounts as may be necessary to evidence the entire unpaid principal amount of any Note surrendered or exchanged. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Security Registrar need not register the transfer or exchange of any Notes selected for redemption (except the unredeemed portion of any Note being redeemed in part). Also, it need not register the transfer or exchange of any Notes for a period of 15 days before a selection of Notes to be redeemed is made.


9.       Persons Deemed Owners.

                  A Holder may be treated as the owner of a Note for all purposes.


10.      Unclaimed Money.

                  If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

11.      Discharge Prior to Redemption or Maturity.

                  If the Company irrevocably deposits, or causes to be deposited, with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes to redemption or maturity, the Company will be discharged from the Indenture and the Notes, except in certain circumstances for certain sections thereof.


12.      Amendment; Supplement; Waiver.

                  Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency.


13.      Restrictive Covenants.

                  The Indenture contains certain covenants, including, without limitation, covenants with respect to the following matters: (i) Indebtedness of the Company; (ii) Indebtedness of the Company's Subsidiaries; (iii) restricted payments; (iv) transactions with Affiliates; (v) Liens; (vi) certain asset sales; and (vii) mergers and certain transfers of assets. The Company must furnish to the Trustee quarterly statements as to the Company's compliance with such limitations.


14.      Successor Persons.

                  When a successor person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor person will be released from those obligations.


15.      Remedies for Events of Default.

                  If an Event of Default with respect to a default in payment of principal, premium, if any, or interest when due occurs and is continuing, the Trustee or the Holders of not less than 25% in principal amount of the Notes then outstanding may declare all the Notes to be immediately due and payable. If any other Event of Default occurs and is continuing, the Trustee or the Holders of not less than 51% in principal amount of the Notes then outstanding may declare all the Notes to be immediately due and payable. If a bankruptcy or insolvency default with respect to the Company or any of its Subsidiaries occurs and is continuing, the Notes automatically become immediately due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of at least a majority in principal amount of the Notes then Outstanding may direct the Trustee in its exercise of any trust or power.


16.      Trustee Dealings with Company.

                  The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for, and otherwise deal with, the Company and its Affiliates as if it were not the Trustee; provided that no conflicting interest results.


17.      No Recourse Against Certain Others.

                  No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.


18.      Authentication.

                  This Note shall not be valid until the Trustee manually signs the certificate of authentication on the other side of this Note.


19.      Governing Law.

                  This Note and the Indenture shall be governed by and construed in accordance with the laws of the State of New York.

                  The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to East Coast Power L.L.C., 711 Louisiana Street, Houston, Texas 77002, Attention: President

                                                                      ANNEX A to
                                                               Form of 2008 Note

                        REPAYMENT SCHEDULE FOR 2008 NOTE

                                    Percentage of                                      Percentage of
                                  Original Principal                                Original Principal
Payment Date                        Amount Payable       Payment Date                 Amount Payable
------------                        --------------       ------------                 --------------
June 30, 1999                           4.098%           December 31, 2003                2.710%
September 30, 1999                      1.328%           March 31, 2004                   2.215%
December 31, 1999                       1.352%           June 30, 2004                    2.256%
March 31, 2000                          1.051%           September 30, 2004               2.297%
June 30, 2000                           1.071%           December 31, 2004                2.338%
September 30, 2000                      1.090%           March 31, 2005                   3.594%
December 31, 2000                       1.110%           June 30, 2005                    3.659%
March 31, 2001                          1.670%           September 30, 2005               3.726%
June 30, 2001                           1.700%           December 31, 2005                3.793%
September 30, 2001                      1.732%           March 31, 2006                   3.742%
December 31, 2001                       1.763%           June 30, 2006                    3.811%
March 31, 2002                          2.862%           September 30, 2006               3.879%
June 30, 2002                           2.914%           December 31, 2006                3.950%
September 30, 2002                      2.968%           March 31, 2007                   3.769%
December 31, 2002                       3.021%           June 30, 2007                    3.837%
March 31, 2003                          2.567%           September 30, 2007               3.907%
June 30, 2003                           2.614%           December 31, 2007                3.978%
September 30, 2003                      2.662%           March 31, 2008                   4.966%

                                                                      ANNEX A to
                                                               Form of 2012 Note

                        REPAYMENT SCHEDULE FOR 2012 NOTE


                                    Percentage of                                      Percentage of
                                  Original Principal                                Original Principal
Payment Date                        Amount Payable       Payment Date                 Amount Payable
------------                        --------------       ------------                 --------------
March 31, 2008                          1.861%           June 30, 2010                    5.178%
June 30, 2008                           8.237%           September 30, 2010               5.277%
September 30, 2008                      8.393%           December 31, 2010                5.376%
December 31, 2008                       8.552%           March 31, 2011                   6.947%
March 31, 2009                          4.365%           June 30, 2011                    7.079%
June 30, 2009                           4.448%           September 30, 2011               7.213%
September 30, 2009                      4.532%           December 31, 2011                7.350%
December 31, 2009                       4.617%           March 31, 2012                   5.493%
March 31, 2010                          5.082%

                                                                      ANNEX A to
                                                               Form of 2017 Note

                        REPAYMENT SCHEDULE FOR 2017 NOTE


                                     Percentage of                                      Percentage of
                                  Original Principal                                  Original Principal
Payment Date                        Amount Payable         Payment Date                 Amount Payable
------------                        --------------         ------------                 --------------
March 31, 2012                          1.339%             December 31, 2014                3.845%
June 30, 2012                           5.521%             March 31, 2015                   4.023%
September 30, 2012                      5.631%             June 30, 2015                    4.103%
December 31, 2012                       5.744%             September 30, 2015               4.186%
March 31, 2013                          3.510%             December 31, 2015                4.270%
June 30, 2013                           3.580%             March 31, 2016                   5.821%
September 30, 2013                      3.652%             June 30, 2016                    5.938%
December 31, 2013                       3.725%             September 30, 2016               6.057%
March 31, 2014                          3.623%             December 31, 2016                6.178%
June 30, 2014                           3.696%             March 31, 2017                   7.047%
September 30, 2014                      3.770%             June 30, 2017                    4.741%

                            [FORM OF TRANSFER NOTICE]

                  FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.


(Please print or typewrite name and address including zip code of assignee)


the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer such Note on the books of the Company with full power of substitution in the premises.

           [THE FOLLOWING PROVISION TO BE INCLUDED ON ALL CERTIFICATES
                  EXCEPT PERMANENT REGULATION S PHYSICAL NOTES]


                  In connection with any transfer of this Note occurring prior to the date which is the earlier of the date of an effective Registration Statement or April 20, 2001 the undersigned confirms that without utilizing any general solicitation or general advertising that:

                                   [Check One]

[ ](a) this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

or

[ ](b) this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Security Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 307 of the Indenture shall have been satisfied.


Date:
                                         ---------------------------------------

                                         NOTICE: The signature to this
                                         assignment must correspond with the
                                         name as written upon the face of the
                                         within-mentioned instrument in every
                                         particular, without alteration or any
                                         change whatsoever.


Signature Guarantee:


TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

                  The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated:
                                           -------------------------------------

                                           NOTICE:  To be executed by an
                                                    executive officer

                       OPTION OF HOLDER TO ELECT PURCHASE


                  If you wish to have this Note purchased by the Company pursuant to Section 1015 of the Indenture, check the Box: [ ].

                  If you wish to have a portion of this Note purchased by the Company pursuant to Section 1015 of the Indenture, state the amount (in original principal amount) below:


                                              $                     .
                                               ---------------------


Date:

Your Signature:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

                                                                       EXHIBIT B

                               Form of Certificate

                                                   On or after [         ], 1999
                                                                ---------
East Coast Power L.L.C.
711 Louisiana Street
Houston, Texas  77002
Attn:  Secretary

The Bank of New York
101 Barclay Street
Floor 21 West
New York, New York  10286
Attn:  Corporate Trust Trustee Administration


                  Re:      East Coast Power L.L.C. (the "Company")
                           [    ]% Senior Secured Notes due 20[ ] (the "Notes")


Ladies and Gentlemen:

                  This letter relates to U.S. $__________ principal amount of Notes represented by the Offshore Global Note which bears a legend outlining restrictions upon transfer of such Offshore Global Note. Pursuant to Section 202 of the Indenture (the "Indenture") dated as of April 20, 1999 relating to the Notes, we hereby certify that we are (or we will hold such Notes on behalf of) a person outside the United States to whom the Notes could be transferred in accordance with Rule 904 of Regulation S promulgated under the Securities Act. Accordingly, you are hereby requested to exchange the legended certificate for an unlegended certificate representing an identical principal amount at maturity of Notes, all in the manner provided by the Indenture.

                  You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                             Very truly yours,
                                             [Name of Holder]

                                             By:
                                                --------------------------------
                                                  Authorized Signature

                                                                       EXHIBIT C

                Form of Certificate to Be Delivered in Connection with Transfers to Non-QIB Institutional Accredited Investors



                                                     [___________________], 1999

The Bank of New York
101 Barclay Street
Floor 21 West
New York, New York  10286
Attn:  Corporate Trust Trustee Administration

East Coast Power L.L.C.
711 Louisiana Street
Houston, Texas  77002
Attn:  Secretary


                  Re:      East Coast Power L.L.C. (the "Company")
                           [    ]% Senior Secured Notes due 20[ ] (the "Notes")



Ladies and Gentlemen:

                  In connection with our proposed purchase of $[____________] aggregate principal amount of the Notes:

                  1. We understand that the Notes have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing the Notes to offer, sell or otherwise transfer such Notes prior to the date which is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes, or any predecessor thereto (the "Resale Restriction Termination Date") only (a) to the Company,
         (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) for so long as the Notes are eligible for resale pursuant to Rule 144A under the Securities Act, to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales to non-U.S. Persons that occur outside the United States within the meaning of Regulations S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act that is acquiring the Notes for its own account or for the account of such an institutional "accredited investor" for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property and the property of such investor account or accounts be at all times within our or their control and to compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of subparagraph (a)(1), (2), (3) or (7) or Rule 501 under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. We acknowledge that the Company and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes pursuant to clauses (d), (e) and (f) above to require the delivery of an Opinion of Counsel, certifications and/or other information satisfactory to the Company and the Trustee.

                  2. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities
         Act) purchasing for our own account or for the account of such an institutional "accredited investor," and we are acquiring the Notes for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act and we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

                  3. We are acquiring the Notes purchased by us for our own account or for one or more accounts as to each of which we exercise sole investment discretion.

                  4. You are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                                     Very truly yours,

                                                     [Insert Name of Transferor]



                                                     By:
                                                        ------------------------
                                                        Name:
                                                        Title:

Dated:
      -------------------------
cc:      East Coast Power L.L.C

                  Upon transfer, the Notes should be registered in the name of the new beneficial owner as follows:


Name:

Address:

Taxpayer ID Number:

                                                                       EXHIBIT D

                       Form of Certificate to Be Delivered
              in Connection with Transfers Pursuant to Regulation S



                                                       [_________________], 1999


East Coast Power L.L.C.
711 Louisiana Street
Houston, Texas  77002

The Bank of New York
101 Barclay Street, Floor 21 West,
New York, NY 10286
Attention:  Corporate Trust Administration


                  Re:      East Coast Power, L.L.C. (the "Company")
                           [    ]% Senior Secured Notes due 20[ ] (the "Notes")


Ladies and Gentlemen:

                  In connection with our proposed sale of $[_________] aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended, and, accordingly, we represent that:

                  (1) the offer of the Notes was not made to a person in the United States and the proposed transferee is a Non-U.S. Person (as defined in the Indenture pursuant to which the Notes were issued);

                  (2) either (a) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

                  (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

                  (4) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933, as amended.

                  In addition, if the sale is made during a restricted period and the provisions of Rule 903(c)(3) or Rule 904(c)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(c)(3) or Rule 904(c)(1), as the case may be.

                  You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                             Very truly yours,

                                             [Name of Transferor]


                                             By:
                                                ---------------------------
                                                Name:
                                                Title:

Dated:

cc:      East Coast Power L.L.C.

                                                                       EXHIBIT E

                               Form of Undertaking